                                                                  EXECUTION COPY


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                                    COINSTAR, INC.


                   13% SENIOR SUBORDINATED DISCOUNT NOTES DUE 2006


                                  -----------------

                                      INDENTURE

                             Dated as of October 1, 1996

                                  -----------------

                                 The Bank of New York

                                       Trustee

                                  -----------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                CROSS-REFERENCE TABLE*
TRUST INDENTURE
ACT SECTION                                                   INDENTURE SECTION

310 (a)(1) . . . . . . . . . . . . . . . . . . . . . . . . . .             7.10
    (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . . .             7.10
    (a)(3) . . . . . . . . . . . . . . . . . . . . . . . . . .             N.A.
    (a)(4) . . . . . . . . . . . . . . . . . . . . . . . . . .             N.A.
    (a)(5) . . . . . . . . . . . . . . . . . . . . . . . . . .             7.10
    (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . .             7.10
    (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . .             N.A.
311 (a)  . . . . . . . . . . . . . . . . . . . . . . . . . . .             7.11
    (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . .             7.11
    (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . .             N.A.
312 (a). . . . . . . . . . . . . . . . . . . . . . . . . . . .             2.05
    (b). . . . . . . . . . . . . . . . . . . . . . . . . . . .            11.03
    (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . .            11.03
313 (a)  . . . . . . . . . . . . . . . . . . . . . . . . . . .             7.06
    (b)(1) . . . . . . . . . . . . . . . . . . . . . . . . . .             7.06
    (b)(2) . . . . . . . . . . . . . . . . . . . . . . . . . .        7.06;7.07
    (c). . . . . . . . . . . . . . . . . . . . . . . . . . . .       7.06;11.02
    (d). . . . . . . . . . . . . . . . . . . . . . . . . . . .             7.06
314 (a). . . . . . . . . . . . . . . . . . . . . . . . . . . .       4.03;11.02
    (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . .             4.21
    (c)(1) . . . . . . . . . . . . . . . . . . . . . . . . . .            11.04
    (c)(2) . . . . . . . . . . . . . . . . . . . . . . . . . .            11.04
    (c)(3) . . . . . . . . . . . . . . . . . . . . . . . . . .             N.A.
    (d). . . . . . . . . . . . . . . . . . . . . . . . . . . .11.03;11.04;11.05
    (e)  . . . . . . . . . . . . . . . . . . . . . . . . . . .            11.05
    (f). . . . . . . . . . . . . . . . . . . . . . . . . . . .             N.A.
315 (a). . . . . . . . . . . . . . . . . . . . . . . . . . . .             7.01
    (b). . . . . . . . . . . . . . . . . . . . . . . . . . . .       7.05;11.02
    (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . .             7.01
    (d). . . . . . . . . . . . . . . . . . . . . . . . . . . .             7.01
    (e). . . . . . . . . . . . . . . . . . . . . . . . . . . .             6.11
316 (a)(last sentence) . . . . . . . . . . . . . . . . . . . .             2.09
    (a)(1)(A). . . . . . . . . . . . . . . . . . . . . . . . .             6.05
    (a)(1)(B). . . . . . . . . . . . . . . . . . . . . . . . .             6.04
    (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . . .             N.A.
    (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . .             6.07
    (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . .             2.12
317 (a)(1) . . . . . . . . . . . . . . . . . . . . . . . . . .             6.08
    (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . . .             6.09
    (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . .             2.04
318 (a). . . . . . . . . . . . . . . . . . . . . . . . . . . .            11.01
    (b). . . . . . . . . . . . . . . . . . . . . . . . . . . .             N.A.
    (c). . . . . . . . . . . . . . . . . . . . . . . . . . . .            11.01
N.A. means not applicable.

*This Cross-Reference Table is not part of the Indenture.

                                  TABLE OF CONTENTS

                                                                            PAGE

                                      ARTICLE 1
                      DEFINITIONS AND INCORPORATION BY REFERENCE
Section 1.01. Definitions. . . . . . . . . . . . . . . . . . . . . . . . . .  1
Section 1.02. Other Definitions. . . . . . . . . . . . . . . . . . . . . . . 12
Section 1.03. Incorporation by Reference of Trust Indenture Act. . . . . . . 12
Section 1.04. Rules of Construction. . . . . . . . . . . . . . . . . . . . . 13

                                      ARTICLE 2
                                      THE NOTES
Section 2.01. Form and Dating. . . . . . . . . . . . . . . . . . . . . . . . 13
Section 2.02. Execution and Authentication . . . . . . . . . . . . . . . . . 14
Section 2.03. Registrar and Paying Agent . . . . . . . . . . . . . . . . . . 14
Section 2.04. Paying Agent to Hold Money in Trust. . . . . . . . . . . . . . 15
Section 2.05. Holder Lists . . . . . . . . . . . . . . . . . . . . . . . . . 15
Section 2.06. Transfer and Exchange. . . . . . . . . . . . . . . . . . . . . 15
Section 2.07. Replacement Notes. . . . . . . . . . . . . . . . . . . . . . . 21
Section 2.08. Outstanding Notes. . . . . . . . . . . . . . . . . . . . . . . 21
Section 2.09. Treasury Notes . . . . . . . . . . . . . . . . . . . . . . . . 22
Section 2.10. Temporary  . . . . . . . . . . . . . . . . . . . . . . . . . . 22
Section 2.11. Cancellation . . . . . . . . . . . . . . . . . . . . . . . . . 22
Section 2.12. Defaulted Interest . . . . . . . . . . . . . . . . . . . . . . 22
Section 2.13. CUSIP Numbers. . . . . . . . . . . . . . . . . . . . . . . . . 22

                                      ARTICLE 3
                              REDEMPTION AND PREPAYMENT
Section 3.01. Notices to Trustee . . . . . . . . . . . . . . . . . . . . . . 23
Section 3.02. Selection of Notes to Be Redeemed. . . . . . . . . . . . . . . 23
Section 3.03. Notice of Redemption . . . . . . . . . . . . . . . . . . . . . 23
Section 3.04. Effect of Notice of Redemption . . . . . . . . . . . . . . . . 24
Section 3.05. Deposit of Redemption Price. . . . . . . . . . . . . . . . . . 24
Section 3.06. Notes Redeemed in Part . . . . . . . . . . . . . . . . . . . . 25
Section 3.07. Optional Redemption. . . . . . . . . . . . . . . . . . . . . . 25
Section 3.08. Mandatory Redemption . . . . . . . . . . . . . . . . . . . . . 26
Section 3.09. Offer to Purchase by Application of Excess Proceeds. . . . . . 26

                                      ARTICLE 4
                                      COVENANTS
Section 4.01. Payment of Notes . . . . . . . . . . . . . . . . . . . . . . . 28
Section 4.02. Maintenance of Office or Agency. . . . . . . . . . . . . . . . 28
Section 4.03. Reports. . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
Section 4.04. Compliance Certificate . . . . . . . . . . . . . . . . . . . . 29
Section 4.05. Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
Section 4.06. Stay, Extension and Usury Laws . . . . . . . . . . . . . . . . 30
Section 4.07. Restricted Payments. . . . . . . . . . . . . . . . . . . . . . 30
Section 4.08. Dividend and Other Payment Restrictions Affecting Subsidiaries 32
Section 4.09. Limitation on Indebtedness . . . . . . . . . . . . . . . . . . 32
Section 4.10. Asset Sales. . . . . . . . . . . . . . . . . . . . . . . . . . 33
Section 4.11. Transactions with Affiliates . . . . . . . . . . . . . . . . . 34
Section 4.12. Corporate Existence. . . . . . . . . . . . . . . . . . . . . . 34

Section 4.13. Offer to Repurchase Upon Change of Control . . . . . . . . . . 35
Section 4.14. No Senior Subordinated Debt. . . . . . . . . . . . . . . . . . 36
Section 4.15. Designation of Restricted and Unrestricted Subsidiaries. . . . 36
Section 4.16. Asset Maintenance Test.. . . . . . . . . . . . . . . . . . . . 37
Section 4.17. Limitation on Changes in Capital Structure . . . . . . . . . . 38
Section 4.18. Contingent Warrants. . . . . . . . . . . . . . . . . . . . . . 38
Section 4.19. Calculation of Original Issue Discount . . . . . . . . . . . . 38

                                      ARTICLE 5
                                      SUCCESSORS
Section 5.01. Merger, Consolidation, or Sale of Assets . . . . . . . . . . . 38
Section 5.02. Successor Corporation Substituted. . . . . . . . . . . . . . . 39

                                      ARTICLE 6
                                DEFAULTS AND REMEDIES
Section 6.01. Events of Default. . . . . . . . . . . . . . . . . . . . . . . 39
Section 6.02. Acceleration . . . . . . . . . . . . . . . . . . . . . . . . . 41
Section 6.03. Other Remedies . . . . . . . . . . . . . . . . . . . . . . . . 42
Section 6.04. Waiver of Past Defaults. . . . . . . . . . . . . . . . . . . . 42
Section 6.05. Control by Majority. . . . . . . . . . . . . . . . . . . . . . 42
Section 6.06. Limitation on Suits. . . . . . . . . . . . . . . . . . . . . . 43
Section 6.07. Rights of Holders of Notes to Receive Payment. . . . . . . . . 43
Section 6.08. Collection Suit by Trustee . . . . . . . . . . . . . . . . . . 43
Section 6.09. Trustee May File Proofs of Claim . . . . . . . . . . . . . . . 44
Section 6.10. Priorities . . . . . . . . . . . . . . . . . . . . . . . . . . 44
Section 6.11. Undertaking for Costs. . . . . . . . . . . . . . . . . . . . . 44

                                      ARTICLE 7
                                       TRUSTEE
Section 7.01. Duties of Trustee. . . . . . . . . . . . . . . . . . . . . . . 45
Section 7.02. Rights of Trustee. . . . . . . . . . . . . . . . . . . . . . . 46
Section 7.03. Individual Rights of Trustee . . . . . . . . . . . . . . . . . 46
Section 7.04. Trustee's Disclaimer . . . . . . . . . . . . . . . . . . . . . 47
Section 7.05. Notice of Defaults . . . . . . . . . . . . . . . . . . . . . . 47
Section 7.06. Reports by Trustee to Holders of the Notes . . . . . . . . . . 47
Section 7.07. Compensation and Indemnity . . . . . . . . . . . . . . . . . . 47
Section 7.08. Replacement of Trustee . . . . . . . . . . . . . . . . . . . . 48
Section 7.09. Successor Trustee by Merger, etc . . . . . . . . . . . . . . . 49
Section 7.10. Eligibility; Disqualification. . . . . . . . . . . . . . . . . 49
Section 7.11. Preferential Collection of Claims Against The Company. . . . . 50

                                      ARTICLE 8
                       LEGAL DEFEASANCE AND COVENANT DEFEASANCE
Section 8.01. Option to Effect Legal Defeasance or Covenant Defeasance . . . 50
Section 8.02. Legal Defeasance and Discharge . . . . . . . . . . . . . . . . 50
Section 8.03. Covenant Defeasance. . . . . . . . . . . . . . . . . . . . . . 50
Section 8.04. Conditions to Legal or Covenant Defeasance . . . . . . . . . . 51
Section 8.05. Deposited Money and Government Securities to be Held in Trust;
              Other Miscellaneous Provisions.. . . . . . . . . . . . . . . . 52
Section 8.06. Repayment to Company . . . . . . . . . . . . . . . . . . . . . 53
Section 8.07. Reinstatement. . . . . . . . . . . . . . . . . . . . . . . . . 53

                                      ARTICLE 9
                           AMENDMENT, SUPPLEMENT AND WAIVER
Section 9.01. Without Consent of Holders of Notes. . . . . . . . . . . . . . 54
Section 9.02. With Consent of Holders of Notes . . . . . . . . . . . . . . . 54
Section 9.03. Compliance with Trust Indenture Act. . . . . . . . . . . . . . 56
Section 9.04. Revocation and Effect of Consents. . . . . . . . . . . . . . . 56
Section 9.05. Notation on or Exchange of Notes . . . . . . . . . . . . . . . 56
Section 9.06. Trustee to Sign Amendments, etc. . . . . . . . . . . . . . . . 56

                                      ARTICLE 10
                                    SUBORDINATION
Section 10.01 Agreement to Subordinate . . . . . . . . . . . . . . . . . . . 57
Section 10.02 Liquidation; Dissolution; Bankruptcy . . . . . . . . . . . . . 57
Section 10.03 Default on Designated Senior Debt. . . . . . . . . . . . . . . 57
Section 10.04 Acceleration of Notes. . . . . . . . . . . . . . . . . . . . . 58
Section 10.05 When Distribution Must be Paid Over. . . . . . . . . . . . . . 58
Section 10.06 Notice by Company. . . . . . . . . . . . . . . . . . . . . . . 59
Section 10.07 Subrogation. . . . . . . . . . . . . . . . . . . . . . . . . . 60
Section 10.08 Relative Rights. . . . . . . . . . . . . . . . . . . . . . . . 60
Section 10.09 Subordination May Not Be Impaired by Company . . . . . . . . . 60
Section 10.10 Distribution or Notice to Representative . . . . . . . . . . . 60
Section 10.11 Rights of Trustee and Paying Agent . . . . . . . . . . . . . . 61
Section 10.12 Authorization to Effect Subordination. . . . . . . . . . . . . 61
Section 10.13 Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . 61

                                      ARTICLE 11
                                    MISCELLANEOUS
Section 11.01 Trust Indenture Act Controls . . . . . . . . . . . . . . . . . 61
Section 11.02 Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . 61
Section 11.03 Communication by Holders of Notes with Other Holders of Notes. 63
Section 11.04 Certificate and Opinion as to Conditions Precedent . . . . . . 63
Section 11.05 Statements Required in Certificate or Opinion. . . . . . . . . 63
Section 11.06 Rules by Trustee and Agents. . . . . . . . . . . . . . . . . . 64
Section 11.07 No Personal Liability of Directors, Officers, Employees,
              Partners and Stockholders. . . . . . . . . . . . . . . . . . . 64
Section 11.08 Governing Law; Consent to Jurisdiction . . . . . . . . . . . . 64
Section 11.09 No Adverse Interpretation of Other Agreements. . . . . . . . . 65
Section 11.10 Successors . . . . . . . . . . . . . . . . . . . . . . . . . . 65
Section 11.11 Severability . . . . . . . . . . . . . . . . . . . . . . . . . 65
Section 11.12 Counterpart Originals. . . . . . . . . . . . . . . . . . . . . 65
Section 11.13 Table of Contents, Headings, etc . . . . . . . . . . . . . . . 65


                                       EXHIBITS

     Exhibit A      FORM OF NOTE
     Exhibit B      CERTIFICATE OF TRANSFEROR
     Exhibit C

          INDENTURE dated as of October 22, 1996 between Coinstar, Inc., a Delaware corporation (the "Company"), and The Bank of New York, a New York banking corporation, as trustee (the "Trustee").

          The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 13% Senior Subordinated Discount Notes due 2006 (the "Original Notes") and the 13% Senior Subordinated Discount Notes due 2006 to be issued to Holders pursuant to the Exchange Offer (the "New Notes" and, together with the Original Notes, the "Notes"):


                                      ARTICLE 1
                            DEFINITIONS AND INCORPORATION
                                     BY REFERENCE

SECTION 1.01.  DEFINITIONS.

          "ACCRETED VALUE" means, with respect to any Note, as of any date of determination prior to the Full Accretion Date, the sum of (i) the initial offering price of such Note and (ii) the portion of the excess of the principal amount of each Note over such initial offering price that shall have been accreted thereon through such date, such amount to be so accreted on a daily basis at the rate of 13% per annum of the initial offering price of such Note, compounded semi-annually on each October 1 and April 1 from the Issue Date of the Notes through the date of determination; PROVIDED that on and after the Full Accretion Date, the Accreted Value shall be equal to the principal amount of such Note.

          "ACQUIRED DEBT" means, with respect to any specified Person: (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or becomes a Restricted Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person; and (ii) Indebtedness encumbering any asset acquired by such specified Person.

          "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "CONTROL" (including, with correlative meanings, the terms "CONTROLLING," "CONTROLLED BY" and "UNDER COMMON CONTROL WITH"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; PROVIDED that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control and, PROVIDED, FURTHER, that the Principal shall be deemed an Affiliate of the Company so long as the Principal directly or indirectly owns at least 3% of the Equity Interests of the Company and Mr. Rufus Lumry and any Person of which at least 5% of the Equity Interests of such Person is directly or indirectly owned by Mr. Lumry or any Affiliate of Mr. Lumry shall be deemed an affiliate of the Company so long as Mr. Lumry or any affiliate of Mr. Lumry is a member of the Board of Directors of the Company or directly or indirectly owns at least 3% of the Equity Interests of the Company.

          "AGENT" means any Registrar, Paying Agent or co-registrar.

          "BANKRUPTCY CUSTODIAN" means any receiver, trustee, assignee, liquidator or similar officer under any Bankruptcy Law.

          "BANKRUPTCY LAW" means Title 11, U.S. Code or any similar federal or state law, as amended from time to time, and applicable to the relevant case, providing for the relief of debtors.

          "BOARD OF DIRECTORS" means the board of directors of the Company, or any authorized committee of such board of directors.

          "BUSINESS DAY" means any day other than a Legal Holiday.

          "CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet of the lessee in accordance with GAAP.

          "CAPITAL STOCK" means: (i) in the case of a corporation, corporate stock; (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (iii) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or other membership interests; and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of (other than any such distributions in respect of Indebtedness), the issuing Person.

          "CASH EQUIVALENTS" means: (i) United States dollars; (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than twelve months from the date of acquisition; (iii) certificates of deposit and eurodollar time deposits with maturities of twelve months from the date of acquisition by the Company thereof or less from the date of acquisition, bankers' acceptances with maturities not exceeding twelve months and overnight bank deposits, in each case with any domestic commercial bank having combined capital and surplus in excess of $500 million and a Thomson Bank Watch Rating of "B" or better; (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above; (v) commercial paper having a rating of at least P-1 from Moody's or a rating of at least A-1 from Standard & Poor's on the date of acquisition by the Company thereof; (vi) auction-rate preferred stocks of any corporation maturing within 49 days after the date of acquisition by the Company thereof, having a rating of at least AAA by Standard & Poor's or a rating of at least aaa from Moody's on the date of such acquisition; (vii) debt obligations of any corporation maturing within twelve months after the date of acquisition by the Company thereof, having a rating of at least P-1 or aaa from Moody's or A-1 or AAA from Standard & Poor's on the date of such acquisition; and (viii) mutual funds and money market accounts investing 100% of the funds under management in instruments of the types described in clauses (i) through (v) above and, in each case, maturing within the period specified above for such instrument after the date of acquisition by the Company thereof.

          "CHANGE OF CONTROL" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any "person" or "group" (within the meanings of Sections 13(d)(3) and 14(d)(2), respectively, of the Exchange Act) other than (y) the holders of the Company's Capital Stock as of the date of this Indenture, or (z) the Principal or any Related Party, (ii) the adoption of a plan relating to the liquidation or dissolution of the Company and (iii) the consummation of any transaction (including any merger or consolidation) the result of which is that any "person" or "group" (as defined above), other than (y) the holders of the Company's Capital Stock as of the date of this Indenture, or (z) the Principal and any Related Party, becomes the "beneficial owner" (as such term is defined in Rules 13(d)-3 and 13(d)-5 of the Exchange Act) directly or indirectly, of more than 50% of the Voting Stock of the Company or (iv) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election to such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office.

          "CODE" means the Internal Revenue Code of 1986, as amended.

          "CONSOLIDATED ANNUALIZED EBITDA" means, with respect to any Person, such Person's Consolidated EBITDA for the most recently completed full fiscal quarter for which internal financial statements are available ending not more than 135 days prior to the transaction or event giving rise to the need to calculate Consolidated Annualized EBITDA, multiplied by four.

          "CONSOLIDATED EBITDA" means, with respect to any Person for any period, the sum (without duplication) of (i) Consolidated Net Income of such Person for such period; PLUS, (ii) to the extent that any of the following shall have been included in determining such Consolidated Net Income, (A) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income), (B) all income taxes for such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or distributions of assets outside the ordinary course of business), (C) Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period and (D) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period); LESS (iii)(A) all non-cash items of such Person or any of its Restricted Subsidiaries increasing such Consolidated Net Income for such period and (B) all cash payments during such period relating to non-cash items that were added back in determining Consolidated EBITDA in any prior period.

     "CONSOLIDATED INTEREST EXPENSE" means, with respect to any Person, for any period, the sum of: (i) the amount of interest in respect of Indebtedness (including amortization of original issue discount, fees payable in connection with financings, including commitment, availability and similar fees, and amortization of debt issuance costs, capitalized interest, non-cash interest payments on any Indebtedness and the interest portion of any deferred payment obligation and after taking into account the effect of elections made under, and the net costs associated with, any Interest Rate Agreement, however denominated, with respect to such Indebtedness); (ii) the amount of Redeemable Dividends of such Person; (iii) the amount of Preferred Equity dividends in respect of all Preferred Equity of Restricted Subsidiaries held by Persons other than the referent Person or a Restricted Subsidiary thereof, commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; and (iv) the interest component of rentals in respect of any Capital Lease Obligation, in each case, that was paid, accrued or scheduled to be paid or accrued by such Person during such period, determined on a consolidated basis in accordance with GAAP. For purposes of this definition, interest on a Capital Lease Obligation will be deemed to accrue at an interest rate reasonably determined by the referent Person to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP consistently applied.

          "CONSOLIDATED NET INCOME" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; PROVIDED that (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Restricted Subsidiary thereof, (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, and (iv) the cumulative effect of a change in accounting principles shall be excluded.

          "CONSOLIDATED TOTAL INDEBTEDNESS" means the sum (without duplication) of (i) the total amount of Indebtedness and the aggregate liquidation value of all Disqualified Capital Stock of such Person plus all Indebtedness and the aggregate liquidation value of all Preferred Equity of its Restricted Subsidiaries, all as shown on a consolidated balance sheet of such Person, plus
(ii) the total amount of Indebtedness shown on the balance sheet of the primary obligor on such Indebtedness, to the extent that such Indebtedness has been guaranteed by such Person or one of its Restricted Subsidiaries. The Indebtedness of the Company and its Restricted Subsidiaries shall not include any Indebtedness of Unrestricted Subsidiaries so long as such Indebtedness is Non-Recourse Debt.

          "CORPORATE TRUST OFFICE OF THE TRUSTEE" shall be at the address of the Trustee specified in Section 11.02 hereof or such other address as to which the Trustee may give notice to the Company.

          "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any of its Subsidiaries against fluctuation in the values of the currencies of the countries (other than the United States) in which the Company does business.

          "CUSTODIAN OR NOTE CUSTODIAN" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

          "DEBT TO CASH FLOW RATIO" means, as to any Person, for any period of determination, the ratio of (i) the Consolidated Total Indebtedness of such Person as of the date of calculation to (ii) the Consolidated Annualized EBITDA of such Person.

          "DEFAULT" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

          "DEFINITIVE NOTES" means Notes that are in the form of the Notes attached hereto as Exhibit A, that do not include the information called for by footnotes 1 and 2 thereof.

          "DEPOSITORY" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depository with respect to the Notes, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depository" shall mean or include such successor.

          "DESIGNATED SENIOR DEBT" means Senior Debt of the Company that is permitted under Section 4.09(iv) hereof and that has been designated by the Company as "Designated Senior Debt."

          "DISQUALIFIED CAPITAL STOCK" means any Capital Stock to the extent that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the Stated Maturity of the Notes.

          "ELIGIBLE INSTITUTION" means a commercial banking institution that has combined capital and surplus of not less than $500 million or its equivalent in foreign currency, whose debt (or the debt of whose holding company) is rated "A" (or higher) according to Standard and Poor's or "A2" (or higher) by Moody's at the time as of which any investment or rollover therein is made.

          "EQUITY INTERESTS" means, collectively, Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          "EXCHANGE OFFER" means the offer that may be made by the Company pursuant to the Registration Rights Agreement to exchange New Notes for Original Notes.

          "EXECUTIVE OFFICER" means, for any Person, the chief financial officer, chief operating officer or chief executive officer of such Person.

          "FAIR MARKET VALUE" means, with respect to any asset or property, the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and a willing buyer under no compulsion to buy.

          "FULL ACCRETION DATE" means October 1, 1999.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

          "GLOBAL NOTE" means a Note that contains the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 2 to the form of the Note attached hereto as Exhibit A.

          "GOVERNMENT SECURITIES" means direct obligations of, or obligations fully guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

          "GUARANTEE" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

          "HEDGING OBLIGATIONS" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

          "HOLDER" means a Person in whose name a Note is registered.

          "INDEBTEDNESS" means (without duplication), with respect to any Person, any indebtedness, secured or unsecured, contingent or otherwise, that is for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any property (excluding any such balance that constitutes an accrued expense or trade payable) if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and shall also include, to the extent not otherwise included: (i) any Capital Lease Obligations; (ii) Indebtedness of any other Person secured by a Lien to which the property or assets owned or held by the referent Person is subject, whether or not the obligation or obligations secured thereby shall have been assumed (the amount of such Indebtedness being deemed to be the lesser of the value of such property or assets or the amount of the Indebtedness so secured); (iii) Guarantees by such Person of Indebtedness of any other Person; (iv) the aggregate liquidation preference of any Disqualified Capital Stock; (v) all obligations of such Person in respect of letters of credit, bankers' acceptance or other similar instruments or credit transactions (including reimbursement obligations with respect thereto); and (vi) any Hedging Obligation of such Person applicable to any of the foregoing. In no event shall "Indebtedness" be deemed to include trade credit or credit on open account for which payment is not overdue by more than 60 days or endorsements for deposit in the ordinary course of business.

          "INDENTURE" means this Indenture, as amended or supplemented from time to time.

          "INDEPENDENT APPRAISER" means an investment banking firm of national standing with non-investment grade debt underwriting experience or any third party appraiser of national standing; PROVIDED, HOWEVER, that such firm or appraiser is not an Affiliate of the Company.

          "INVESTMENTS" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including Guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

          "ISSUE DATE" means the date on which the Notes are initially issued.

          "LEGAL HOLIDAY" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

          "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction), but excluding any such filings in respect of operating leases or similar notice or precautionary filings relating to transactions or arrangements that do not give rise to Indebtedness.

          "LIQUIDATED DAMAGES" means all liquidated damages then owing pursuant to Section 5 of the Notes Registration Rights Agreement.

          "MATERIAL RESTRICTED SUBSIDIARY" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.

          "MOODY'S" means Moody's Investors Service, Inc. and any successor to the rating agency business thereof.

          "NET INCOME" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Equity dividends, excluding, however, any extraordinary gain (or loss), together with any related provision for taxes on such extraordinary gain (or loss).

          "NET PROCEEDS" means the aggregate cash proceeds received by the Company or any of its Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, sales commissions and legal, accounting and investment banking fees) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

          "NEW NOTES" has the meaning ascribed to such term in the preamble hereto.

          "NON-RECOURSE DEBT" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise) or (c) constitutes the lender; and (ii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

          "NOTE CUSTODIAN" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

          "NOTES REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement with respect to the Notes issued hereby, dated as of October 22, 1996, by and among the Company and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

          "NOTES" has the meaning ascribed to such term in the preamble hereto.

          "OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

          "OFFERING" means the Offering of the Notes by the Company.

          "OFFERING MEMORANDUM" means the Offering Memorandum of the Company, dated October 22, 1996, with respect to the Notes.

          "OFFICER" means the President, Chief Executive Officer, Chief Financial Officer, Treasurer or any Executive Vice President or Vice President of the Company.

          "OFFICERS' CERTIFICATE" means a certificate signed by two Officers, at least one of whom shall be the principal executive officer, principal accounting officer or principal financial officer of the Company that meets the requirements of Section 11.05 hereof.

          "OPINION OF COUNSEL" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
11.05 hereof. The counsel may be an employee of or counsel to the Company or the Trustee.

          "ORIGINAL DIRECTOR" has the meaning ascribed to such term in the definition of "Continuing Director" contained herein.

          "ORIGINAL NOTES" has the meaning ascribed to such term in the preamble hereto.

          "PERMITTED INVESTMENTS" means any of the following: (i) Investments in cash and Cash Equivalents; (ii) Investments by the Company or by any Restricted Subsidiary in any Person that is or will become immediately after such Investment a Restricted Subsidiary; (iii) any Investments in the Company or in a wholly owned Restricted Subsidiary of the Company; (iv) Investments existing on the Issue Date; (v) accounts receivable created or acquired in the ordinary course of business of the Company or any Restricted Subsidiary and on ordinary business terms; (vi) Investments arising from transactions by the Company or any Restricted Subsidiaries with trade creditors or customers in the ordinary course of business; (vii) Investments made as the result of non-cash consideration received from an Asset Sale; and (viii) additional Investments in Unrestricted Subsidiaries, joint ventures or similar business entities not exceeding $10 million PLUS the net proceeds received by the Company from issuance of Capital Stock since the Issue Date (other than from the issuance of Disqualified Capital Stock).

          "PERMITTED REFINANCING DEBT" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries; PROVIDED that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Debt does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Debt has a period until its final maturity date no shorter than the final maturity date of, and has a Weighted Average Life to Maturity no shorter than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Debt has a final maturity date on or later than the final maturity date of, and is subordinated in right of payment to, such Notes on terms at least as favorable to the Holders of such Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or the Restricted Subsidiary that was the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

          "PERSON" means any individual, corporation, company (including limited liability company), partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

          "PREFERRED EQUITY" means any Capital Stock of a Person, however designated, that entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of other Capital Stock issued by such Person.

          "PRINCIPAL" means Mr. Jens H. Molbak.

          "PROPERTY" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, Capital Stock in any other Person (but excluding Capital Stock or other securities issued by such Person).

          "PUBLIC EQUITY OFFERING" means the consummation of an offering of Equity Interests (other than Disqualified Capital Stock) by the Company to the public pursuant to a registration statement filed with the SEC, the aggregate gross proceeds of which exceed $25 million.

          "PUBLIC MARKET" means the condition that exists at any time after a Public Equity Offering has been consummated and at least 20% of the Company's Capital Stock (i) has been distributed pursuant to an effective registration statement under the Securities Act or (ii) is saleable pursuant to Rule 144 promulgated under the Securities Act.

          "RELATED PARTY" means, with respect to any Principal, (i) any controlling stockholder, 80% (or more) owned Subsidiary, or spouse or immediate family member (in the case of an individual) of such

Principal or (ii) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (i).

          "REPRESENTATIVE" means the indenture trustee or other trustee, agent or representative for any Senior Debt.

          "RESPONSIBLE OFFICER," when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

          "RESTRICTED SUBSIDIARY" means any Subsidiary of the Company that is not designated to be an Unrestricted Subsidiary.

          "SEC" means the Securities and Exchange Commission.

          "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "SENIOR DEBT" means any Indebtedness that is permitted to be incurred by the Company pursuant to this Indenture unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes. Notwithstanding anything to the contrary in the foregoing, Senior Debt shall not include (x) any Indebtedness of the Company to any of its Subsidiaries or other Affiliates, (y) any obligations incurred for the purchase of goods or materials or for services obtained in the ordinary course of business, other than obligations constituting Indebtedness (except Indebtedness arising from trade credit or credit on open account), and (z) any Indebtedness that is incurred in violation of this Indenture.

          "STANDARD AND POOR'S" means Standard and Poor's Rating Group, a division of McGraw Hill Inc., and any successor to the rating agency business thereof.

          "STATED MATURITY" means October 1, 2006.

          "SUBSIDIARY," with respect to any Person, means (i) any corporation, a majority of whose voting stock (defined as any class or classes of capital stock having voting power under ordinary circumstances to elect a majority of the Board of Directors) is owned, directly or indirectly, by the Company, by one or more of its Subsidiaries, or by the Company and one or more of its Subsidiaries and (ii) any other Person (other than a corporation) in which the Company, one or more of its Subsidiaries, or the Company and one or more Subsidiaries, directly or indirectly, has at least a majority ownership interest entitled to vote in the election of directors, managers or trustees thereof. As of the Issue Date, the Company as no Subsidiaries.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA, except as provided in Section 9.03 hereof.

          "TOTAL GROSS ASSETS" means, as of any date of determination, the total assets of the Company plus total accumulated depreciation on Coinstar units, computer and information systems and office equipment, less (i) all goodwill, trade names, patents and any other intangibles and (ii) any assets of, or Equity Interests in, any Subsidiary of the Company or any Investment in any other Person, all as would be set forth on a balance sheet of the Company on an unconsolidated basis as of such date of determination in accordance with GAAP; PROVIDED, HOWEVER, that Total Gross Assets shall not include (x) for any date of determination prior to January 1, 1999, any of the Company's Coinstar units which the Company acquired, or any capital expenditure invested in Coinstar units expended or incurred, more than five years prior to the date of determination; (y) for any date of determination from and after January 1, 1999, any of the Company's Coinstar units that the Company acquired, or any capital expenditure invested in Coinstar units expended or incurred, more than seven years prior to the date of determination; and (z) any Coinstar unit (or any portion of the revenue from any such unit) that has been (1) pledged or encumbered to secure obligations of any Person other than the Company or (2) leased, assigned or is otherwise subject to a transaction such that as a result of such lease, assignment or other transaction any other Person shall be entitled on a non-contingent basis to receive directly all or a portion of the revenue generated by such Coinstar unit.

          "TRANSFER RESTRICTED SECURITIES" means securities that bear or are required to bear the legend set forth in Section 2.06(g) hereof.

          "TRUSTEE" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

          "UNRESTRICTED SUBSIDIARY" means any Subsidiary of the Company that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such
Subsidiary: (i) has no Indebtedness other than Non-Recourse Debt; (ii) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding comply with the provisions of
Section 4.11 hereof; (iii) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; (iv) has not Guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and (v) in the case of a Subsidiary that is a corporation, such Subsidiary has at least one director on its board of directors that is not a director or Executive Officer of the Company or any of its Restricted Subsidiaries. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by Section 4.15 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter be deemed a Restricted Subsidiary for all purposes of this Indenture, including that any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, the Company shall be in default of such Section).

          "VOTING STOCK" means, with respect to any specified Person, Capital Stock with voting power, under ordinary circumstances and without regard to the occurrence of any contingency, to elect the directors or other managers or trustees of such Person.

          "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

SECTION 1.02.  OTHER DEFINITIONS.
                                                 Defined in
         Term                                      Section

    "Affiliate Transaction". . . . . . . . . . . .  4.11
    "Asset Sale" . . . . . . . . . . . . . . . . .  4.10
    "Asset Sale Offer" . . . . . . . . . . . . . .  3.09
    "Asset Sale Offer Purchase Date" . . . . . . .  3.09
    "Asset Sale Offer Trigger Date". . . . . . . .  4.10
    "Change of Control Offer". . . . . . . . . . .  4.13
    "Change of Control Offer Purchase Price" . . .  4.13
    "Change of Control Payment Date" . . . . . . .  4.13
    "Contingent Warrants". . . . . . . . . . . . .  4.18
    "Covenant Defeasance". . . . . . . . . . . . .  8.03
    "DTC". . . . . . . . . . . . . . . . . . . . .  2.03
    "Event of Default" . . . . . . . . . . . . . .  6.01
    "Excess Proceeds". . . . . . . . . . . . . . .  4.10
    "incur". . . . . . . . . . . . . . . . . . . .  4.09
    "Legal Defeasance" . . . . . . . . . . . . . .  8.02
    "Offer Amount" . . . . . . . . . . . . . . . .  3.09
    "Offer Period" . . . . . . . . . . . . . . . .  3.09
    "Paying Agent" . . . . . . . . . . . . . . . .  2.03
    "Payment Blockage Notice". . . . . . . . . . . 10.03
    "Registrar". . . . . . . . . . . . . . . . . .  2.03
    "Restricted Payment" . . . . . . . . . . . . .  4.07
    "Surviving Person" . . . . . . . . . . . . . .  5.01
    "Warrant Agreement". . . . . . . . . . . . . .  4.18


SECTION 1.03.  INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

          Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

          The following TIA terms used in this Indenture have the following meanings:

          "INDENTURE SECURITIES" means the Notes;

          "INDENTURE SECURITY HOLDER" means a Holder of a Note;

          "INDENTURE TO BE QUALIFIED" means this Indenture;

          "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee;

          "OBLIGOR" on the Notes means the Company and any successor obligor upon the Notes.

          All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.04.  RULES OF CONSTRUCTION.

          Unless the context otherwise requires:

          (1)  a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3)  "or" is not exclusive;

          (4) words in the singular include the plural, and in the plural include the singular;

          (5)  provisions apply to successive events and transactions; and

          (6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.


                                      ARTICLE 2
                                      THE NOTES

SECTION 2.01.  FORM AND DATING.

          The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be issued in minimum denominations of $1,000 and integral multiples thereof.

          The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

          Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the text referred to in footnotes 1 and 2 thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without including the text referred to in footnotes 1 and 2 thereto). Each Global Note shall represent such principal amount at maturity of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount at maturity of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount at maturity of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the principal amount at maturity of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

SECTION 2.02.  EXECUTION AND AUTHENTICATION.

          Two Officers of the Company shall sign the Notes, by manual or facsimile signature.

          If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

          A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

          The Trustee shall, upon a written order of the Company signed by an Officer of the Company, authenticate Notes for original issue up to the aggregate principal amount stated in paragraph 4 of the Notes. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section 2.07 hereof.

          The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

SECTION 2.03.  REGISTRAR AND PAYING AGENT.

          The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("REGISTRAR") and an office or agency where Notes may be presented for payment ("PAYING AGENT"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

          The Company initially appoints The Depository Trust Company ("DTC") to act as Depository with respect to the Global Notes.

          The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes.

SECTION 2.04.  PAYING AGENT TO HOLD MONEY IN TRUST.

          The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary thereof) shall have no further liability for the money. If the Company or a Subsidiary thereof acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon the commencement of any proceedings under Bankruptcy Law by or against the Company, or the appointment of any Bankruptcy Custodian for the Company for all or substantially all of its assets, the Trustee shall serve as Paying Agent for the Notes.

SECTION 2.05.  HOLDER LISTS.

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA Section 312(a).

SECTION 2.06.  TRANSFER AND EXCHANGE.

          (a) TRANSFER AND EXCHANGE OF DEFINITIVE NOTES. When Definitive Notes are presented by a Holder to the Registrar with a request:

               (x)  to register the transfer of the Definitive Notes; or

               (y) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; PROVIDED, HOWEVER, that the Definitive Notes presented or surrendered for register of transfer or exchange:

                    (i) shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing; and

                    (ii) in the case of a Definitive Note that is a Transfer
                         Restricted Security, such request shall be accompanied by the following additional information and documents, as applicable:

                         (A) if such Transfer Restricted Security is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification to that effect from such Holder (in substantially the form of Exhibit B hereto); or

                         (B) if such Transfer Restricted Security is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 or Rule 904 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B hereto); or

                         (C) if such Transfer Restricted Security is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B hereto) and an Opinion of Counsel from such Holder or the transferee reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act.

          (b) TRANSFER OF A DEFINITIVE NOTE FOR A BENEFICIAL INTEREST IN A GLOBAL NOTE. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

          (i) if such Definitive Note is a Transfer Restricted Security, a certification from the Holder thereof (in substantially the form of Exhibit B hereto) to the effect that such Definitive Note is being transferred by such Holder to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act; and

          (ii) whether or not such Definitive Note is a Transfer Restricted Security, written instructions from the Holder thereof directing the Trustee to make, or to direct the Note Custodian to make, an endorsement on the Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, in which case the Trustee shall cancel such Definitive Note in accordance with
Section 2.11 hereof and cause, or direct the Note Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Note Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased accordingly. If no Global Notes are then outstanding, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate, a new Global Note in the appropriate principal amount.

          (c) TRANSFER AND EXCHANGE OF GLOBAL NOTES. The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture and the procedures of the Depository therefor, which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.

          (d) TRANSFER OF A BENEFICIAL INTEREST IN A GLOBAL NOTE FOR A DEFINITIVE NOTE.

               (i) Any Person having a beneficial interest in a Global Note may upon request exchange such beneficial interest for a Definitive Note. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depository, from the Depository or its nominee on behalf of any Person having a beneficial interest in a Global Note, and, in the case of a Transfer Restricted Security, the following additional information and documents (all of which may be submitted by facsimile):

                         (A) if such beneficial interest is being transferred to the Person designated by the Depository as being the beneficial owner, a certification to that effect from such Person (in substantially the form of Exhibit B hereto); or

                         (B) if such beneficial interest is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 or Rule 904 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit B hereto); or

                         (C) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit B hereto) and an Opinion of Counsel from the transferee or transferor reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act, in which case the Trustee or the Note Custodian, at the direction of the Trustee, shall, in accordance with the standing instructions and procedures existing between the Depository and the Note Custodian, cause the aggregate principal amount of Global Notes to be reduced accordingly and, following such reduction, the Company shall execute and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver to the transferee a Definitive Note in the appropriate principal amount.

               (ii) Definitive Notes issued in exchange for a beneficial
                    interest in a Global Note pursuant to this Section 2.06(d) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.

          (e) RESTRICTIONS ON TRANSFER AND EXCHANGE OF GLOBAL NOTES. Notwithstanding any other provision of this Indenture (other than the provisions set forth in subsection (f) of this Section 2.06), a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

          (f) AUTHENTICATION OF DEFINITIVE NOTES IN ABSENCE OF DEPOSITORY. If at any time:

               (i) the Depository for the Notes notifies the Company that the Depository is unwilling or unable to continue as Depository for the Global Notes and a successor Depository for the Global Notes is not appointed by the Company within 90 days after delivery of such notice; or

               (ii) the Company, at its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes under this Indenture,

then the Company shall execute, and the Trustee shall, upon receipt of an authentication order in accordance with Section 2.02 hereof, authenticate and deliver, Definitive Notes in an aggregate principal amount equal to the principal amount of the Global Notes in exchange for such Global Notes.

          (g) LEGENDS.

               (i)  Except as permitted by the following paragraphs (ii) and
                    (iii), each Note certificate evidencing Global Notes and Definitive Notes (and all Notes issued in exchange therefor or substitution thereof) shall bear legends in substantially the following form:

                    "THE NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE NOTE EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE NOTE EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION PROVIDED BY RULE 144A UNDER THE SECURITIES ACT. THE HOLDER OF THE NOTE EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH NOTE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) (A) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF

                    RULE 144A, (B) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (D) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE NOTE EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

                    "FOR PURPOSES OF SECTION 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS SECURITY IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT; FOR EACH $1,000 PRINCIPAL AMOUNT OF THIS SECURITY, THE ISSUE PRICE IS $679.89, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $320.11, THE ISSUE DATE IS OCTOBER 22, 1996 AND THE YIELD TO MATURITY IS 13.2139% PER ANNUM."

               (ii) Upon any sale or transfer of a Transfer Restricted Security
                    (including any Transfer Restricted Security represented by a Global Note) pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act:

                    (A) in the case of any Transfer Restricted Security that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Note that does not bear the first legend set forth in (i) above and rescind any restriction on the transfer of such Transfer Restricted Security; and

                    (B) in the case of any Transfer Restricted Security represented by a Global Note, such Transfer Restricted Security shall not be required to bear the first legend set forth in (i) above, but shall continue to be subject to the provisions of Section 2.06(c) hereof; PROVIDED, HOWEVER, that with respect to any request for an exchange of a Transfer Restricted Security that is represented by a Global Note for a Definitive Note that does not bear the first legend set forth in (i) above, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144 (such certification to be substantially in the form of Exhibit B hereto).

               (iii) Notwithstanding the foregoing, upon consummation of the Exchange Offer, the Company shall issue and, upon receipt of an authentication order in accordance with
                         Section 2.02 hereof, the Trustee shall authenticate New Notes in exchange for Original

                         Notes accepted for exchange in the Exchange Offer, which New Notes shall not bear the legend set forth in
                         (i) above, and the Registrar shall rescind any restriction on the transfer of such Notes, in each case unless the Holder of such Original Notes is either (A) a broker-dealer, (B) a Person participating in the distribution of the Original Notes or (C) a Person who is an affiliate (as defined in Rule 144A) of the Company.

          (h) CANCELLATION AND/OR ADJUSTMENT OF GLOBAL NOTES. At such time as all beneficial interests in Global Notes have been exchanged for Definitive Notes, redeemed, repurchased or cancelled, all Global Notes shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global
Note is exchanged for Definitive Notes, redeemed, repurchased or cancelled, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee or the Note Custodian, at the direction of the Trustee, to reflect such reduction.

          (i)  GENERAL PROVISIONS RELATING TO TRANSFERS AND EXCHANGES.

                    (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Definitive Notes and Global Notes at the Registrar's request.

                    (ii) No service charge shall be made to a Holder for any
                         registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.07, 4.10,
                         4.13 and 9.05 hereof).

                   (iii) The Registrar shall not be required to register the
                         transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                    (iv) All Definitive Notes and Global Notes issued upon any registration of transfer or exchange of Definitive Notes or Global Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Definitive Notes or Global Notes surrendered upon such registration of transfer or exchange.

                    (v)  The Company shall not be required:

                         (A) to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section
                              3.02 hereof and ending at the close of business on the day of selection; or

                         (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

                         (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

                    (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

                    (vii) The Trustee shall authenticate Definitive Notes and
                          Global Notes in accordance with the provisions of
                          Section 2.02 hereof.

SECTION 2.07.  REPLACEMENT NOTES.

          If any mutilated Note is surrendered to the Trustee or the Company, or if the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon the written order of the Company signed by two Officers thereof, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

          Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

SECTION 2.08.  OUTSTANDING NOTES.

          The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate thereof holds the Note.

          If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

          If any portion of principal amount of any Note is considered paid under Section 4.01 hereof, such portion ceases to be outstanding and interest on it ceases to accrue.

          If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes (or portions thereof) payable on that date, then on and after that date such Notes (or such portions) shall be deemed to be no longer outstanding and shall cease to accrue interest.

SECTION 2.09.  TREASURY NOTES.

          In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Affiliate of the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee actually knows are so owned shall be so disregarded.

SECTION 2.10.  TEMPORARY NOTES.

          Until Definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon a written order of the Company signed by two Officers of the Company. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary Notes.

          Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11.  CANCELLATION.

          The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall retain cancelled Notes or return them to the Company at the written request of the Company. The Company may not issue, and the Trustee may not authenticate, new Notes to replace Notes that the Company has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12.  DEFAULTED INTEREST.

          If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, PROVIDED that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.13.  CUSIP NUMBERS.

          The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use CUSIP numbers in notices of redemption as a convenience to Holders; PROVIDED that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.


                                      ARTICLE 3
                              REDEMPTION AND PREPAYMENT

SECTION 3.01.  NOTICES TO TRUSTEE.

          If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

SECTION 3.02.  SELECTION OF NOTES TO BE REDEEMED.

          If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a PRO RATA basis, by lot or in accordance with any other method the Trustee considers fair and appropriate; PROVIDED that no Notes of $1,000 or less will be redeemed in part. In the event that less than all of the Notes are to be redeemed by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

          The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.03.  NOTICE OF REDEMPTION.

          Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address. Failure to receive such notice or any defect in the notice to any such Holder shall not affect the validity of the proceedings for the redemption of any other Notes or portion thereof.

          The notice shall identify the Notes to be redeemed (including CUSIP number) and shall state:

          (a)  the redemption date;

          (b)  the redemption price;

          (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

          (d)  the name and address of the Paying Agent;

          (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption shall cease to accrue on and after the redemption date;

          (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

          (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

          At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; PROVIDED, HOWEVER, that the Company shall have delivered to the Trustee, at least 45 days (unless the Trustee and the Company agree to a shorter period) prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.04.  EFFECT OF NOTICE OF REDEMPTION.

          Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price, plus accrued and unpaid interest and Liquidated Damages thereon, if any, through the redemption date. A notice of redemption may not be conditional.

SECTION 3.05.  DEPOSIT OF REDEMPTION PRICE.

          No later than one Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest and Liquidated Damages, if any, on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and any accrued interest and Liquidated Damages on, all Notes to be redeemed.

          If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest and Liquidated Damages, if any, shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall accrue on the principal portion of the redemption price, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Note and in Section
4.01 hereof.

SECTION 3.06.  NOTES REDEEMED IN PART.

          Upon surrender of a Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.07.  OPTIONAL REDEMPTION.

          (a) Except as set forth in clause (b) of this Section 3.07, the Company shall not have the option to redeem the Notes pursuant to this Section
3.07 prior to October 1, 2001. On and after October 1, 2001, the Company shall have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days' written notice, at the following respective redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of repurchase, during the twelve-month period commencing October 1 of each of the years indicated below:

              YEAR                                              PERCENTAGE
              ----                                              ----------

              2001 . . . . . . . . . . . . . . . . . . . .       108.000%
              2002 . . . . . . . . . . . . . . . . . . . .       105.333%
              2003 . . . . . . . . . . . . . . . . . . . .       102.667%
              2004 and thereafter. . . . . . . . . . . . .       100.000%

          (b) Notwithstanding the provisions of clause (a) of this Section 3.07, in the event that the Company consummates a Public Equity Offering after which there is a Public Market, the Company may redeem at its option from the proceeds thereof at any time prior to October 1, 1999 up to 100% of the aggregate principal amount of Notes originally issued at a redemption price equal to 118.00% of the Accreted Value thereof, plus accrued and unpaid Liquidated Damages, if any, to the date of redemption; PROVIDED, HOWEVER, that such redemption occurs within 60 days after the date of the completion of such Public Equity Offering.

          (c) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

SECTION 3.08.  MANDATORY REDEMPTION.

          Except as set forth under Sections 4.10 and 4.13 hereof, the Company shall not be required to make mandatory redemption payments or sinking fund payments with respect to the Notes.

SECTION 3.09.  OFFER TO PURCHASE BY APPLICATION OF EXCESS PROCEEDS.

          In the event that, pursuant to Section 4.10 hereof, the Company shall be required to commence an offer to all Holders to purchase Notes (an "ASSET SALE OFFER"), it shall follow the procedures specified below.

          The Asset Sale Offer shall be made to all Holders and shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "OFFER PERIOD"). No later than five Business Days after the termination of the Offer Period (the "ASSET SALE OFFER PURCHASE DATE"), the Company shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.10 hereof (the "OFFER AMOUNT") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

          If the Asset Sale Offer Purchase Date is on or after an interest record date and on or before the related interest payment date, accrued and unpaid interest and Liquidated Damages thereon, if any, shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

          Within 10 days following any Asset Sale Offer Trigger Date, the Company shall send, by first class mail, a notice to each of the Holders at such Holder's registered address, with a copy to the Trustee. The notice, which shall govern the terms of the Asset Sale Offer, shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer, and shall state:

               (a) that the Asset Sale Offer Trigger Date has occurred pursuant to Section 4.10 hereof and the length of time the Asset Sale Offer shall remain open;

               (b) the Offer Amount, the purchase price and Asset Sale Offer Purchase Date;

               (c) that any Note subject to the Asset Sale Offer not tendered shall continue to accrete or accrue interest;

               (d) that, unless the Company defaults in the payment of the purchase price for the Notes payable pursuant to the Asset Sale Offer, any such Notes accepted for payment pursuant to the Asset Sale Offer shall cease to accrete or accrue interest on the Asset Sale Offer Purchase Date;

               (e) that any Holder electing to have a Note purchased pursuant to an Asset Sale Offer may only elect to have all of such Note purchased and may not elect to have only a portion of such Note purchased;

               (f) that any Holder electing to have a Note purchased pursuant to any Asset Sale Offer shall be required, in the case of a Definitive Note, to surrender such Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or, in the case of an interest in a Global Note, to transfer such interest by book-entry transfer to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

               (g) that any Holder shall be entitled to withdraw its election if the Company, the depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a facsimile transmission or letter setting forth the name of such Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have such Note purchased;

               (h) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount or less than all of the Notes tendered pursuant to the Asset Sale Offer are accepted for payment by the Company for any reason consistent with this Indenture, the Trustee shall select the Notes to be purchased in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee deems fair and appropriate; PROVIDED that Notes accepted for payment in part will only be purchased in integral multiples of $1,000; and

               (i) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

          On the Asset Sale Offer Purchase Date, the Company shall: (i) accept for payment the Notes (or portions thereof selected by the Trustee pursuant to clause (h) of this Section 3.09); (ii) deposit with the Paying Agent the aggregate purchase price of all Notes or portions thereof accepted for payment; and (iii) deliver or cause to be delivered to the Trustee all Notes tendered pursuant to the Asset Sale Offer. The Company, the depository or the Paying Agent, as the case may be, shall promptly mail to each Holder of Notes or portions thereof accepted for payment an amount equal to the purchase price for such Notes and the Trustee shall promptly authenticate and mail to any such Holder of Notes accepted for payment in part a new Note equal in principal amount to any unpurchased portion of the Notes, and any Note not accepted for payment in whole or in part shall be promptly returned to the Holder of such Note. The Company shall announce the results of the Asset Sale Offer to Holders of the Notes on or as soon as practicable after the Asset Sale Offer Purchase Date. The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act, and any other securities laws or regulations, in connection with any Asset Sale Offer.

          Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

                                      ARTICLE 4
                                      COVENANTS

SECTION 4.01.  PAYMENT OF NOTES.

          The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Company shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Notes Registration Rights Agreement.

          The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1.0% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02.  MAINTENANCE OF OFFICE OR AGENCY.

          The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

          The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section
2.03 hereof.

SECTION 4.03.  REPORTS.

          (a) Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company shall furnish to the Trustee and to all Holders of Notes: (i) for so long as the Company is not subject to the reporting requirements of the Exchange Act, all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and

10-K if the Company were required to file such forms and, with respect to the annual information only, a report thereon by the Company's certified independent accountants; and (ii) once the Company becomes subject to the reporting requirements of the Exchange Act, all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such forms (without exhibits unless requested), including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its Restricted Subsidiaries and, with respect to the annual information only, a report thereon by the Company's certified independent accountants. In addition, whether or not required by the rules and regulations of the SEC, the Company shall file a copy of all such information and reports with the SEC for public availability (unless the SEC will not accept such a filing) and shall promptly make such information available to all securities analysts and prospective investors upon request.
The Company shall at all times comply with TIA Section  314(a).

          (b) For so long as any Transfer Restricted Securities remain outstanding, the Company shall furnish to all Holders and prospective purchasers of the Notes designated by the Holders of Transfer Restricted Securities, promptly upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

          (c) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of the covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

SECTION 4.04.  COMPLIANCE CERTIFICATE.

          (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred and is continuing, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto), and including, in reasonable detail, calculations evidencing the basis for such statement with respect to financial covenants, and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

          (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the

Company has violated any provisions of Article 4 hereof or, if any such violation has come to their attention, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

          (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.05.  TAXES.

          The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

SECTION 4.06.  STAY, EXTENSION AND USURY LAWS.

          The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07.  RESTRICTED PAYMENTS.

          The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution(s) on shares of the Company's Capital Stock to holders of such Capital Stock (other than dividends or distributions payable solely in shares of Capital Stock (other than Disqualified Capital Stock)), (ii) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company, (iii) make any principal payment on, or purchase, defease, redeem, or otherwise acquire or retire for value any Indebtedness of the Company that is subordinate in right of payment to the Notes, or (iv) make any Investment (other than Permitted Investments) (each of the foregoing prohibited actions set forth in clauses (i), (ii), (iii) and (iv) being referred to as a "RESTRICTED PAYMENT"), if at the time of such proposed Restricted Payment or immediately after giving effect thereto, (a) a Default or an Event of Default has occurred and is continuing or would result therefrom, or
(b) the Company is not, or would not be, able to incur at least $1.00 of additional Indebtedness under the Debt to Cash Flow Ratio test or (c) the aggregate amount of Restricted Payments made subsequent to the Issue Date (excluding Restricted Payments permitted by clauses (w) and (x) below) exceeds or would exceed the sum of: (1) the difference between (A) the cumulative Consolidated EBITDA of the Company as of the date of such Restricted Payment since the Issue Date, minus (B) the product of 1.75 times cumulative Consolidated Interest Expense of the Company as of the date of such Restricted Payment since the Issue Date, PLUS (2) 100% of the aggregate net proceeds received by the Company from sales of Capital Stock of the Company since the Issue Date (other than net proceeds from the sale of Disqualified Capital Stock and net proceeds invested pursuant to clause (viii) of the definition of "Permitted Investments" contained herein and net proceeds with respect to which Indebtedness has been issued pursuant to clause (x) of Section 4.09 hereof).
The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, declare or pay any dividend or make any other payment or distribution(s) on any shares of the Company's Preferred Equity (other than dividends or distributions payable solely in shares of Preferred Equity of the same series (other than Disqualified Capital Stock)) prior to the Full Accretion Date.

     Notwithstanding the foregoing, the provisions set forth above shall not prohibit (u) the payment of any dividend within 60 days of the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture, (v) dividends and distributions made by any Wholly Owned Subsidiary of the Company or a Restricted Subsidiary,
(w) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, or the substantially concurrent conversion of, other Equity Interests of the Company (other than Disqualified Capital Stock), (x) the defeasance, redemption or repurchase of subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness or the substantially concurrent sale (other than to a Subsidiary of the Company) of Equity Interests of the Company (other than Disqualified Capital Stock); PROVIDED, HOWEVER, that the amount of any such net cash proceeds that are utilized for any redemption, repurchase, retirement or defeasance pursuant to clauses (w) or (x) above shall be excluded from clause (c)(2) above, (y) the repurchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or any Subsidiary of the Company held by any employee, consultant or other service provider of the Company; PROVIDED that the aggregate price paid for all such Capital Stock shall not exceed $1 million, and (z) with respect to any Restricted Subsidiary organized as a partnership or limited liability company or similar organization, distributions in respect of partners' or members' income tax liability or such distributions as may be required by law in an amount not to exceed $1 million; PROVIDED, HOWEVER, in each case, that no Default or Event of Default shall have occurred and be continuing at the time of such Restricted Payment pursuant to any of the above clauses (u) though (z) and would not result therefrom.

     The amount of all Restricted Payments (other than cash) shall be the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) on the date of the Restricted Payment of the asset(s) proposed to be transferred by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the first paragraph of this Section 4.07 were computed, which calculations may be based upon the Company's most recently available financial statements.

SECTION 4.08.  DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to: (i)(a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or
(2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries; (ii) make loans or advances to the Company or any of its Restricted Subsidiaries; or (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) Indebtedness as in effect on the Issue Date, (b) this Indenture and the Notes,
(c) applicable law, (d) any Indebtedness permitted by the terms of this Indenture to be incurred, PROVIDED that the restrictions contained in the agreements governing such other Indebtedness are no more restrictive than those contained in Exhibit C hereto, (e) customary provisions in leases or purchase-money or installment sales financings permitted hereunder and entered into in the ordinary course of business and consistent with past practices, restricting the transfer, assignment or disposition of the assets so financed, assets directly related thereto (such as related insurance), proceeds, products and replacements thereof and accessions thereto, but not otherwise imposing restrictions on any transfers of properties or assets to the Company or any of its Restricted Subsidiaries, and not imposing restrictions of the kinds contemplated by clauses (i) or (ii) above, in each case, more restrictive than those set forth in Exhibit C hereto, or (f) Permitted Refinancing Debt, PROVIDED that the restrictions contained in the agreements governing such Permitted Refinancing Debt are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced.

SECTION 4.09. LIMITATION ON INDEBTEDNESS AND ISSUANCE OF DISQUALIFIED CAPITAL STOCK.

          The Company shall not, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "INCUR"), any Indebtedness (including Acquired Debt), or issue any Disqualified Capital Stock, and the Company shall not cause or permit any of its Restricted Subsidiaries to incur any Indebtedness or issue any shares of Preferred Equity; PROVIDED, HOWEVER, that the Company may incur Indebtedness (including Acquired Debt) and the Company may issue Disqualified Capital Stock if: (i) no Default or Event of Default shall have occurred and be continuing; and (ii) immediately after giving pro forma effect to such proposed incurrence and the receipt and application of the net proceeds therefrom, the Company's Debt to Cash Flow Ratio would not exceed (a) 7.0 to 1.0 from the Issue Date until the Full Accretion Date, and (b)
5.0 to 1.0 thereafter. The foregoing limitation shall not apply to (i) the Notes; (ii) Indebtedness of the Company outstanding on the Issue Date; (iii) Indebtedness incurred by the Company or its Restricted Subsidiaries to finance the purchase of Coinstar units; PROVIDED, HOWEVER, that (a) the aggregate principal amount of such Indebtedness does not exceed 100% of the fair market value (on the date of such incurrence) of the Coinstar units acquired, plus marketing costs incurred within 120 days after the initial regional marketing launch for the designated marketing area in which such Coinstar units are installed, PROVIDED that such marketing costs shall not exceed $2,500 for each Coinstar unit installed, and (b) the Company has budgeted the proceeds of the Offering in accordance with the "Use of Proceeds" section of the Offering Memorandum and as projected and described in Exhibit A to the Offering Memorandum; (iv) Indebtedness incurred by the Company for working capital purposes pursuant to a revolving credit facility in an aggregate principal amount that, when taken together with the principal amount of all other Indebtedness incurred pursuant to this clause (iv) and then outstanding, does not exceed $10 million; (v) Indebtedness of the Company's Restricted Subsidiaries to the Company or to any Wholly Owned Restricted Subsidiary of the Company; (vi) additional Indebtedness incurred by the Company or its Restricted Subsidiaries to the extent that the aggregate principal amount or accreted value thereof, as applicable (measured as of the date of issuance), does not exceed $10 million at any one time outstanding; (vii) Permitted Refinancing Indebtedness; (viii) Hedging Obligations entered into by the Company not as speculative investments but as hedging transactions designed to protect the Company against fluctuations in interest rates in connection with Permitted Indebtedness; (ix) Indebtedness of the Company or a Restricted Subsidiary under any Currency

Agreements; PROVIDED that (a) such Currency Agreements relate to Indebtedness otherwise permitted under this Indenture or the purchase of Coinstar units by the Company or a Restricted Subsidiary in the ordinary course of business and
(b) such Currency Agreements do not increase the Indebtedness or other obligations of the Company or a Restricted Subsidiary outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder; and (x) additional indebtedness equal to the aggregate amount of net cash proceeds received from the sale of Capital Stock other than Disqualified Capital Stock since the Issue Date (provided that the net proceeds from such sales of Capital Stock will be excluded from the clause (c)(ii) of the first paragraph of Section 4.07 hereof and the basket created by clause (viii) of the definition of Permitted Investments).

SECTION 4.10.  ASSET SALES.

          The Company shall not, and shall not permit any Restricted Subsidiary to: (i) sell, lease, convey or otherwise dispose of any assets (including, without limitation, by way of a sale and leaseback or similar arrangement) other than in the ordinary course of business, PROVIDED that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole shall be governed by the provisions of Sections 4.13 and 5.01 hereof and not by the provisions of this Section 4.10; or (ii) issue or sell Equity Interests of any of the Company's Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $1 million or (b) for aggregate net proceeds in excess of $1 million (each of the foregoing an "ASSET SALE"), unless (x) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as evidenced by a resolution of the Company's Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets, or other property or Equity Interests issued or sold or otherwise disposed of in the Asset Sale; and (y) at least 100% in the case of a sale of accounts (except for a sale of past-due accounts for collection), and 75% in the case of a sale of other assets, of such consideration is in the form of cash or Cash Equivalents or any combination thereof. Notwithstanding the foregoing, any Restricted Payment or Permitted Investment that is permitted by Section 4.07 hereof shall not be deemed to be an Asset Sale. Notwithstanding the foregoing, the consideration received by the Company or any Restricted Subsidiary in respect of any transaction which would constitute an Asset Sale but for the fact that the fair market value of the property of which disposition is made, or the amount of aggregate net proceeds yielded thereby, is less than $1 million, shall, unless such transaction is permitted as a Restricted Payment or Permitted Investment under Section 4.07 hereof, equal to at least the fair market value of such property.

          Within 270 days after any Asset Sale, the Company or such Subsidiary shall apply the Net Proceeds from such Asset Sale, to (a) reinvest in the business of the Company (or any Restricted Subsidiary of the Company) that the Company was engaged in on the date of this Indenture or (b) permanently reduce borrowings and commitments under Indebtedness permitted to be incurred pursuant to Section 4.09 hereof. Pending the final application of any such Net Proceeds, the Company may temporarily invest such Net Proceeds in any manner not prohibited by this Indenture. Any Net Proceeds from an Asset Sale not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "EXCESS PROCEEDS."

          Within five Business Days after any date that the aggregate amount of Excess Proceeds exceeds $5 million (an "ASSET SALE OFFER TRIGGER DATE"), the Company shall commence an Asset Sale Offer pursuant to Section 3.09 hereof to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to (if prior to the Full Accretion Date) 100% of the Accreted Value thereof on the date of repurchase, plus accrued and unpaid Liquidated Damages thereon, if any, or (if on or after the Full Accretion Date) 100% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of repurchase, in each case in accordance with the procedures set forth in Section 3.09 hereof. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company (or such Subsidiary) may use the remaining Excess Proceeds for any purpose not prohibited by this Indenture. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be deemed to be reset at zero.

SECTION 4.11.  TRANSACTIONS WITH AFFILIATES.

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, conduct any business or enter into or suffer to exist any transaction or series of transactions (including the purchase, sale, transfer, lease or exchange of any Property or the rendering of any service) with or for the benefit of any Affiliate (each, an "AFFILIATE TRANSACTION") other than any Affiliate Transaction that is on terms that are fair and reasonable and no less favorable to the Company or such Restricted Subsidiary than those that might reasonably have been obtained at such time in a comparable transaction or series of related transactions on an arms-length basis from a Person that is not such an Affiliate; PROVIDED, HOWEVER, that any Affiliate Transaction involving aggregate consideration of $1 million or more shall require approval by a majority of the disinterested members of the Company's Board of Directors; and PROVIDED, FURTHER, that any Affiliate Transaction involving aggregate consideration of $10 million or more in the event that a Public Equity Offering shall have been consummated or $5 million or more prior to the consummation of a Public Equity Offering, shall require a fairness opinion from an accounting, appraisal or investment banking firm of national standing. Notwithstanding the foregoing, transactions between or among any combination of the Company and its Restricted Subsidiaries will not be deemed Affiliate Transactions, and any transaction among any combination of the Company and its Restricted Subsidiaries, on one hand, and any one or more Unrestricted Subsidiaries on the other hand, shall not be deemed an Affiliate Transaction if it is on terms that are fair and reasonable to the Company or any such Restricted Subsidiary and would be permitted under Section 4.07 hereof.

SECTION 4.12.  CORPORATE EXISTENCE.

          Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; PROVIDED, HOWEVER, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

SECTION 4.13.  OFFER TO REPURCHASE UPON CHANGE OF CONTROL.

          (a) Within 30 days of the occurrence of a Change of Control, the Company shall notify the Trustee in writing of such proposed occurrence and shall make an offer to purchase (a "CHANGE OF CONTROL OFFER") the Notes at a purchase price equal to (if prior to the Full Accretion Date) 101% of the Accreted Value thereof plus accrued and unpaid Liquidated Damages thereon, if any, to the Change of Control Payment Date or (if on or after the Full Accretion
Date) 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the Change of Control Payment Date (in either case, the "CHANGE OF CONTROL PURCHASE PRICE"). Within 50 days of the occurrence of a Change of Control, the Company shall also: (i) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States and
(ii) send by first-class mail, postage prepaid, to the Trustee and to each registered Holder of Notes, at its address appearing in the register of the Notes maintained by the Registrar, a notice stating: (A) that the Change of Control Offer is being made pursuant to this Section 4.13 and that all Notes tendered will be accepted for payment, subject to the terms and conditions set forth herein; (B) the Change of Control Purchase Price and the purchase date (which shall be a Business Day no earlier than 30 days and no later than 60 days after the date on which such notice is mailed) (the "CHANGE OF CONTROL PAYMENT DATE"); (C) that any Note not tendered will continue to accrue interest (or, if such Change of Control Offer is prior to the Full Accretion Date, the Accreted Value will continue to accrete); (D) that unless the Company defaults in the payment of the Change of Control Purchase Price, any such Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest or accrete in value after the Change of Control Payment Date; (E) that Holders accepting the offer to have their Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Change of Control Payment Date; (F) that Holders will be entitled to withdraw their acceptance if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of such Notes delivered for purchase, and a statement that such Holder is withdrawing its election to have such Notes purchased; (G) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, PROVIDED that each Note purchased and each such new Note issued shall be in an original principal amount in denominations of $1,000 and integral multiples thereof; and (H) any other procedures that a Holder must follow to accept a Change of Control Offer or effect withdrawal of such acceptance. The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws and regulations in connection with the repurchase of Notes in connection with a Change of Control and, to the extent that the provisions of such securities laws or regulations conflict with this Section 4.13, the Company shall not be deemed to have breached their obligations under this Section 4.13 by virtue thereof.

          (b) On the Change of Control Payment Date, the Company shall, to the extent lawful, (i) accept for payment all the Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so accepted and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof tendered to the Company. The Paying Agent shall promptly mail to each Holder of Notes so accepted payment in an amount equal to the purchase price for the Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to such Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered by such Holder, if any; PROVIDED, that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

          (c) The Change of Control provisions described herein shall be applicable whether or not any other provisions of this Indenture are applicable.

SECTION 4.14.  NO SENIOR SUBORDINATED DEBT.

          Notwithstanding the provisions of Section 4.09 hereof, the Company shall not incur any Indebtedness that is subordinate or junior in right of payment to any Senior Debt and senior in any respect in right of payment to the Notes.

SECTION 4.15.  DESIGNATION OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES.

          The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary at any time; PROVIDED, HOWEVER, that immediately after giving effect to such designation on a pro forma basis as if the same had occurred at the beginning of the most recently ended full fiscal quarter of the Company for which consolidated financial statements are available, (i) the Company would be permitted to incur at least $1.00 of additional Indebtedness under the Debt to Cash Flow Ratio test and (ii) an Officers' Certificate with respect to such designation is delivered to the Trustee within 75 days after the end of the fiscal quarter of the Company in which such designation is made (or, in the case of a designation made during the last fiscal quarter of the Company's fiscal year, within 120 days after the end of such fiscal year), which Officers' Certificate states the effective date of such designation; and PROVIDED, FURTHER, that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if no Default or Event of Default would be in existence following such designation.

          The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default; PROVIDED, HOWEVER, that immediately after giving effect to such designation on a pro forma basis, the Company would be in compliance with Section 4.07 hereof. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash or in the form in which such Investment was originally made) in the Subsidiary so designated, whether made before or after the Issue Date, shall be deemed to be Restricted Payments at the time of such designation and shall reduce the amount available for Restricted Payments. All such outstanding Investments shall be deemed to constitute Investments in an amount equal to the greatest of (i) the net book value of such Investments at the time of such designation, (ii) the fair market value of such Investments at the time of such designation and (iii) the original fair market value of such Investments at the time they were made. Such designation shall only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

SECTION 4.16.  ASSET MAINTENANCE TEST.

          Notwithstanding any other provision of this Indenture, the Company shall not (i) effect any sale, lease, transfer or other disposition of any of its property or assets to a Subsidiary or (ii) make any Permitted Investment (except (a) the initial $10 million permitted by clause (viii) of the definition thereof and (b) an aggregate of $1 million for Investments in Restricted Subsidiaries solely for the creation and maintenance thereof) or (iii) make any Restricted Payment (except a Restricted Payment permitted by clauses (u)-(z) of the second paragraph of Section 4.07 hereof), if, as a result thereof or immediately upon giving effect thereto, Total Gross Assets would be less than the amounts set forth below during the twelve-month period commencing January 1 of each year set forth below:

                   YEAR                         TOTAL GROSS ASSETS
                   ----                          -----------------

                   1996                          $60.0 million
                   1997                           60.0 million
                   1998                           70.0 million
                   1999                           92.5 million
                   2000 and thereafter           100.0 million

          In the event the Company redeems or repurchases, or effects a Legal Defeasance or Covenant Defeasance with respect to, less than 100% of the Notes, the amounts set forth under the caption "Total Gross Assets" above shall be reduced by multiplying each such amount by a fraction the denominator of which shall be the then outstanding aggregate Accreted Value (if prior to the Full Accretion Date) or principal amount (if on or after the Full Accretion Date) of the Notes and the numerator of which shall be the Accreted Value (if prior to the Full Accretion Date) or principal amount (if on or after the Full Accretion
Date) of the Notes so redeemed, repurchased or defeased.

          Within 30 days after the consummation by the Company of any transaction of a type described in any of clause (i), (ii) or (iii) above, the Company shall deliver, or cause to be delivered, to the Trustee, an Officers' Certificate stating that such transaction complies with this Section 4.16 and that all conditions precedent in this Indenture relating to such transaction has been complied with.

SECTION 4.17.  LIMITATION ON CHANGES IN CAPITAL STRUCTURE.

          The Company shall not issue any Disqualified Capital Stock prior to the Full Accretion Date (except for Disqualified Capital Stock issuable upon exercise of warrants outstanding on the Issue Date), and the Company shall not directly or indirectly amend or modify its Amended and Restated Certificate of Incorporation with respect to the redemption provisions in effect as of the Issue Date relating to the Preferred Equity of the Company.

SECTION 4.18.  CONTINGENT WARRANTS.

          If the Company has not consummated a Public Equity Offering by October 1, 1998 and an Exercise Event (as defined in the Warrant Agreement) has not otherwise occurred, the Company shall issue warrants (the "Contingent Warrants") to holders of the Notes pursuant to the provisions of the Warrant Agreement, dated as of the date hereof, by and between the Company and the Initial Purchaser (the

"Warrant Agreement"). The Contingent Warrants shall be exercisable initially for 285,000 shares of Common Stock of the Company and shall not be transferrable separately from the Notes.

SECTION 4.19.  CALCULATION OF ORIGINAL ISSUE DISCOUNT.

          The Company shall deliver to the Trustee, contemporaneously with the delivery of annual financial information pursuant to section 4.03 hereof, a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on outstanding Notes as of the end of such year.

                                      ARTICLE 5
                                      SUCCESSORS

SECTION 5.01.  MERGER, CONSOLIDATION, OR SALE OF ASSETS.

          The Company shall not consolidate with or merge with or into any Person (whether or not the Company is the surviving Person) or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets (whether as an entirety or substantially as an entirety in a transaction or a series of related transactions) to any Person or adopt a Plan of Liquidation unless: (i) either (a) the Company will be the surviving or continuing corporation (the "SURVIVING PERSON") or (b) the Surviving Person (if other than the Company) formed by or surviving any such consolidation or merger or to which such sale, assignment, transfer, lease, conveyance or other disposition shall expressly assume, by supplemental indenture, executed and delivered to the Trustee and in form satisfactory to the Trustee, all of the obligations of the Company under the Notes, this Indenture and the Notes Registration Rights Agreement, and the obligations under the Notes, this Indenture, and the Notes Registration Rights Agreement remain in full force and effect, (ii) immediately after giving effect to such transaction and the assumption contemplated above, the Company or such Surviving Person shall have a Debt to Cash Flow Ratio equal to or less than the Debt to Cash Flow Ratio of the Company immediately preceding the transaction; (iii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred or be continuing; and (iv) immediately after giving effect to such transaction, the Surviving Person shall continue to operate the business of the Company that was the principal business of the Company immediately preceding such transaction.

          In connection with any consolidation, merger or transfer contemplated by this provision, the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and the supplemental indenture in respect thereto comply with this provision and that all conditions precedent in this Indenture provided for relating to such transaction or transactions have been complied with.

SECTION 5.02.  SUCCESSOR CORPORATION SUBSTITUTED.

          Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the Surviving Person formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to "the Company" shall refer instead to the Surviving Person and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such Surviving Person had been named as the Company herein; PROVIDED, HOWEVER, that the Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the Company's assets that meets the requirements of Section 5.01 hereof.


                                      ARTICLE 6
                                DEFAULTS AND REMEDIES

SECTION 6.01.  EVENTS OF DEFAULT.

          An "Event of Default" shall occur upon the happening of any of the following:

               (a) (i) the Company defaults in the payment when due of interest or Liquidated Damages on any Note on any day and such default continues for a period of 30 days or more after the same becomes due and payable;

               (b) the Company defaults in the payment when due of principal or Accreted Value of any Note, when such principal or Accreted Value becomes due and payable, at maturity, upon redemption (including in connection with an offer to purchase), pursuant to an Asset Sale Offer, a Change of Control Offer or otherwise;

               (c) the Company defaults in the observance or performance of any other covenant, representation, warranty or agreement contained in this Indenture or the Notes, which default continues for a period of 45 days after the Company receives written notice specifying the default (and requiring that such default be remedied) from the Trustee or from the Holders of not less than 25% in Accreted Value (if prior to the Full Accretion Date) or aggregate principal amount (if on or after the Full Accretion Date) of the Notes then outstanding;

               (d) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Material Restricted Subsidiary (or the payment of which is guaranteed by the Company or any Material Restricted Subsidiary), whether such Indebtedness or guarantee now exists, or is created after the Issue Date, which default results in the acceleration of such Indebtedness prior to its express maturity and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness the maturity of which has been so accelerated, aggregates $5 million or more;

               (e) one or more judgments are entered by a court or courts of competent jurisdiction against the Company or any of its Material Restricted Subsidiaries and such judgment or judgments remain undischarged, or unstayed or unsatisfied for a period of 60 consecutive days, where such judgment or judgments are for the payment of money in an aggregate amount in excess of $5 million (in excess of applicable insurance coverage with respect to which the Company's insurer has acknowledged coverage in writing);

               (f) the Company or any of its Restricted Subsidiaries pursuant to or within the meaning of Bankruptcy Law:

                    (i)   commences a voluntary case,

                    (ii) consents to the entry of an order for relief against it in an involuntary case,

                    (iii) consents to the appointment of a Bankruptcy Custodian of such Person or for all or substantially all of its property,

                    (iv) makes a general assignment for the benefit of its creditors, or

                    (v)   generally is not paying its debts as they become due;

               (g) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                    (i) is for relief against the Company or any of its Material Restricted Subsidiaries in an involuntary case;

                    (ii) appoints a Bankruptcy Custodian of the Company or any of its Material Restricted Subsidiaries for all or substantially all of the property of the Company or any of its Material Restricted Subsidiaries; or

                    (iii) orders the liquidation of the Company or any of its
               Material Restricted Subsidiaries;


          and the order or decree remains unstayed and in effect for 60 consecutive days; or

               (h) any holder of at least $5 million in aggregate principal amount of Indebtedness of the Company or any Material Restricted Subsidiary shall commence judicial proceedings to foreclose upon assets of the Company or any Material Restricted Subsidiary having an aggregate fair market value, individually or in the aggregate, of at least $5 million or shall have exercised any right under applicable law or applicable security documents to take ownership of any such assets in lieu of foreclosure.

SECTION 6.02.  ACCELERATION.

          If any Event of Default (other than an Event of Default specified in clause (f) or (g) of Section 6.01 hereof with respect to the Company, any Material Restricted Subsidiary or any group of Material Restricted Subsidiaries that, taken as a whole, would constitute a Material Restricted Subsidiary) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Upon any such declaration, the Notes shall become due and payable immediately.
Notwithstanding the foregoing, if an Event of Default specified in clause (f) or
(g) of Section 6.01 hereof occurs with respect to the Company, any Material Restricted Subsidiary or any group of Material Restricted Subsidiaries that, taken as a whole, would constitute a Material Restricted Subsidiary), all outstanding Notes shall be due and payable immediately without further action or notice. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of any principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

          If an Event of Default occurs on or after October 1, 2001 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to Section 3.07 hereof, then, upon acceleration of the Notes, an equivalent premium shall also become and be immediately due and payable, to the extent permitted by law, anything in this Indenture or in the Notes to the contrary notwithstanding. If an Event of Default occurs prior to October 1, 2001 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to such date, then, upon acceleration of the Notes, an additional premium shall also become and be immediately due and payable in an amount, for each of the years beginning on October 1 of the years set forth below, as set forth below (expressed as a percentage of the Accreted Value to the date of payment that would otherwise be due but for the provisions of this sentence):

              YEAR                                           PERCENTAGE
              ----                                           ----------

              1997. . . . . . . . . . . . . . . . . . . . .   113.000%
              1998. . . . . . . . . . . . . . . . . . . . .   111.750%
              1999. . . . . . . . . . . . . . . . . . . . .   110.500%
              2000  . . . . . . . . . . . . . . . . . . . .   109.250%
              2001. . . . . . . . . . . . . . . . . . . . .   108.000%

SECTION 6.03.  OTHER REMEDIES.

          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04.  WAIVER OF PAST DEFAULTS.

          Holders of not less than a majority in aggregate Accreted Value (if prior to the Full Accretion Date) or principal amount (if on or after the Full Accretion Date) of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and Liquidated Damages, if any, or interest on the Notes (including in connection with an offer to purchase). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

          Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Note for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes, unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SECTION 6.05.  CONTROL BY MAJORITY.

          Holders of a majority in aggregate Accreted Value (if prior to the Full Accretion Date) or aggregate principal amount (if on or after the Full Accretion Date) of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

SECTION 6.06.  LIMITATION ON SUITS.

          A Holder of a Note may pursue a remedy with respect to this Indenture or the Note only if:

          (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

          (b) the Holders of at least 25% in Accreted Value (if prior to the Full Accretion Date) or principal amount (if on or after the Full Accretion
     Date) of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

          (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

          (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

          (e) during such 60-day period the Holders of a majority in Accreted Value (if prior to the Full Accretion Date) or principal amount (if on or after the Full Accretion Date) of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

SECTION 6.07.  RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT.

          Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and Liquidated Damages, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08.  COLLECTION SUIT BY TRUSTEE.

          If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.  TRUSTEE MAY FILE PROOFS OF CLAIM.

          The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10.  PRIORITIES.

          If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

          FIRST:  to the Trustee, its agents and attorneys for amounts due under
Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

          SECOND: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Liquidated Damages, if any, and interest, respectively; and

          THIRD: to the Company or to such party as a court of competent jurisdiction shall direct.

          The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

SECTION 6.11.  UNDERTAKING FOR COSTS.

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in Accreted Value (if prior to the Full Accretion Date) or principal amount (if on or after the Full Accretion Date) of the then outstanding Notes.


                                      ARTICLE 7
                                       TRUSTEE

SECTION 7.01.  DUTIES OF TRUSTEE.

          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

          (b)  Except during the continuance of an Event of Default:

               (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

               (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (i) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

               (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

               (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

          (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b) and (c) of this Section 7.01.

          (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02.  RIGHTS OF TRUSTEE.

          (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

          (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

          (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

SECTION 7.03.  INDIVIDUAL RIGHTS OF TRUSTEE.

          The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, and apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.04.  TRUSTEE'S DISCLAIMER.

          The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05.  NOTICE OF DEFAULTS.

          If a Default or Event of Default occurs and is continuing and becomes known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after the Trustee becomes aware thereof. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Notes, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

SECTION 7.06.  REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES.

          Within 60 days after each September 15 beginning with the September 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2) and Section 313(b)(1). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

          A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

SECTION 7.07.  COMPENSATION AND INDEMNITY.

          The Company shall pay to the Trustee from time to time such compensation as shall be agreed between the Company and the Trustee for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

          The Company shall indemnify each of the Trustee and any predecessor Trustee against any and all losses, liabilities, damages, claims or expenses, including taxes (other than taxes based on the income of the Trustee), incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

          The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

          To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(f) or (g) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

          The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

SECTION 7.08.  REPLACEMENT OF TRUSTEE.

          A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

          The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

          (a)  the Trustee fails to comply with Section 7.10 hereof;

          (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

          (c) a Bankruptcy Custodian or public officer takes charge of the Trustee or its property;

          (d)  the Trustee becomes incapable of acting; or

          (e) any debt rating of the Trustee is downgraded by two or more rating classifications.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in Accreted Value (if prior to Full Accretion Date) or principal amount (if on or after the Full Accretion Date) of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, PROVIDED all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09.  SUCCESSOR TRUSTEE BY MERGER, ETC.

          If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10.  ELIGIBILITY; DISQUALIFICATION.

          There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

          This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

SECTION 7.11.  PREFERENTIAL COLLECTION OF CLAIMS AGAINST THE COMPANY.

          The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.


                                      ARTICLE 8
                       LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01.  OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

          The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article Eight.

SECTION 8.02.  LEGAL DEFEASANCE AND DISCHARGE.

          Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "LEGAL DEFEASANCE"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (i) -(iv) below, and to have satisfied all of its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions, which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Notes to receive solely from the trust fund described in

Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest (including Liquidated Damages) on such Notes when such payments are due; (ii) the Company's obligations with respect to such Notes under Article 2 and Section 4.02 hereof;
(iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith; and (iv) this Article Eight. Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

SECTION 8.03.  COVENANT DEFEASANCE.

          Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10,
4.11 and 4.13 hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "COVENANT DEFEASANCE"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(c) through 6.01(e) and Section 6.01(h) hereof shall not constitute Events of Default.

SECTION 8.04.  CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

     The following shall be the conditions to the application of either Section
8.02 or 8.03 hereof to the outstanding Notes:

          In order to exercise either Legal Defeasance or Covenant Defeasance:

                     (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium and Liquidated Damages, if any, and interest on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;

                     (b) in the case of an election under Section 8.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the

          Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                     (c) in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                     (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Notes pursuant to this Article Eight concurrently with such incurrence); PROVIDED, HOWEVER, that the benefits of any Covenant Defeasance or Legal Defeasance shall immediately and automatically cease if any Event of Default under Section 6.01(f) or 6.01(g) hereof shall have occurred, at any time in the period ending on the 91st day after the date of deposit;

                     (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

                     (f) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that, as of the date such opinion: after the 91st day following the deposit (assuming that no Holder of any Notes would be considered an insider of the Company under applicable Bankruptcy Law), the rights of the Holders will not be adversely affected in any proceeding under applicable Bankruptcy Law by reason of such Covenant Defeasance or Legal Defeasance (by comparison to the rights such Holders would have had such Covenant Defeasance or Legal Defeasance not been effected);

                     (g) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by it with the intent of preferring the Holders of Notes over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding its creditors or others; and

                     (h) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 8.05. DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

          Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest (including Liquidated Damages), but such money need not be segregated from other funds except to the extent required by law.

          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

          Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof that, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06.  REPAYMENT TO COMPANY.

          Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Notes shall thereafter, as a secured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 8.07.  REINSTATEMENT.

          If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or
8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.02 or 8.03 hereof until such


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

time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; PROVIDED, HOWEVER, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.


                                      ARTICLE 9
                           AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01.  WITHOUT CONSENT OF HOLDERS OF NOTES.

          Notwithstanding Section 9.02 of this Indenture, the Company and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of a Note:

          (a)  to cure any ambiguity, defect or inconsistency;

          (b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

          (c) to provide for the assumption of the Company's obligations to the Holders of the Notes in the case of a merger or consolidation pursuant to Article Five hereof;

          (d) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of a Note; or

          (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

          Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section
9.06 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02.  WITH CONSENT OF HOLDERS OF NOTES.

          Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture or the Notes with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a tender offer or exchange offer for the Notes) and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes).

          Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

          It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

               (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

               (b) reduce the principal of or change the fixed maturity of any Notes or alter any provision that, directly or indirectly, affects the redemption price, redemption date or the Accreted Value (if prior to the Full Accretion Date) or principal amount (if on or after the Full Accretion Date) of the Notes;

               (c) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

               (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

               (e) make any Note payable in any currency other than that stated in the Notes;

               (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes (or, if applicable, Accreted Value);

               (g) waive a redemption payment with respect to any Note (other than a payment required by Section 4.10 or 4.13 hereof); or

               (h) make any change in the foregoing amendment and waiver provisions.

SECTION 9.03.  COMPLIANCE WITH TRUST INDENTURE ACT.

          Every amendment or supplement to this Indenture or the Notes shall be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

SECTION 9.04.  REVOCATION AND EFFECT OF CONSENTS.

          Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

SECTION 9.05.  NOTATION ON OR EXCHANGE OF NOTES.

          The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

          Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06.  TRUSTEE TO SIGN AMENDMENTS, ETC.

          The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until its Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.


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



                                      ARTICLE 10
                                    SUBORDINATION

SECTION 10.01  AGREEMENT TO SUBORDINATE.

          (a) The Company agrees, and each Holder by accepting a Note agrees, that the Indebtedness evidenced by the Note is subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment in full of all Senior Debt (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt.

          (B) For purposes of this Article 10, a distribution may consist of cash, securities or other property, by set-off or otherwise.

 SECTION 10.02  LIQUIDATION; DISSOLUTION; BANKRUPTCY.

          Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, in an assignment for the benefit of creditors or any marshalling of the Company's assets and liabilities:

          (a) holders of Senior Debt shall be entitled to receive payment in full of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt) before Holders shall be entitled to receive any payment with respect to the Notes (except that Holders may receive (i) securities that are subordinated to at least the same extent as the Notes to (A) Senior Debt and (B) any securities issued in exchange for Senior Debt and (ii) payments and other distributions made from any defeasance trust created pursuant to Article 8 hereof); and

          (b) until all Obligations with respect to Senior Debt (as provided in subsection (a) above) are paid in full, any distribution to which Holders would be entitled but for this Article 10 shall be made to holders of Senior Debt (except that Holders may receive securities that are subordinated to at least the same extent as the Notes to (i) Senior Debt and (ii) any securities issued in exchange for Senior Debt), as their interests may appear.

SECTION 10.03  DEFAULT ON DESIGNATED SENIOR DEBT.

          The Company may not make any payment or distribution to the Trustee or any Holder in respect of Obligations with respect to the Notes and may not acquire from the Trustee or any Holder any Notes for cash or property (other than (i) securities that are subordinated to at least the same extent as the Notes to (A) Senior Debt and (B) any securities issued in exchange for Senior Debt and (ii) payments and other distributions made from any defeasance trust created pursuant to Section 8.01 hereof) until all principal and other Obligations with respect to the Senior Debt have been paid in full if:


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


          (a) a default in the payment of any principal or other Obligations with respect to Designated Senior Debt occurs and is continuing beyond any applicable grace period in the agreement, indenture or other document governing such Designated Senior Debt; or

          (b) a default, other than a payment default, on Designated Senior Debt occurs and is continuing that then permits holders of the Designated Senior Debt to accelerate its maturity and the Trustee receives a notice of the default (a "PAYMENT BLOCKAGE NOTICE") from a Person who may give it pursuant to Section 10.11 hereof. If the Trustee receives any such Payment Blockage Notice, no subsequent Payment Blockage Notice shall be effective for purposes of this Section unless and until (i) at least 360 days shall have elapsed since the effectiveness of the immediately prior Payment Blockage Notice and (ii) all scheduled payments of principal, premium, if any, and interest on the Notes that have come due have been paid in full in
     cash.   No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice.

          The Company may and shall resume payments on and distributions in respect of the Notes and may acquire them upon the earlier of:

          (1)  the date upon which the default is cured or waived, or

          (2) 179 days have passed after notice is received if the maturity of such Designated Senior Debt has not been accelerated,

if this Article 10 otherwise permits the payment, distribution or acquisition at the time of such payment or acquisition.

SECTION 10.04  ACCELERATION OF NOTES.

          If payment of the Notes is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Debt of the acceleration.

SECTION 10.05  WHEN DISTRIBUTION MUST BE PAID OVER.


          The Company shall give prompt written notice to the Trustee of any fact known to the Company that would prohibit the making of any payment to or by the Trustee in respect of the Notes under this Article 10. Failure to give such notice shall not affect the subordination of the Notes to Senior Debt. Notwithstanding the provisions of this Article 10 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment to or by the Trustee in respect of the Notes, unless and until the Trustee shall have received a Payment Blockage Notice; and, prior to the receipt of any Payment Blockage Notice, the Trustee, subject to the provisions of Section 7.01 hereof, shall be entitled in all respects to assume that no such facts exist; PROVIDED, HOWEVER, that if a Responsible Officer of the Trustee shall not have received, at least three Business Days prior to the date upon which by the terms hereof any such money may become payable for any purpose (including, without limitation, the payment of the principal amount, issue price, accrued original issue discount, redemption price, purchase price, Change of Control Offer Purchase Price or interest, if any, as the case may be, in respect of any Note), a Payment Blockage Notice, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary that may be received by it within three Business Days prior to such date.

         Subject to the provisions of Section 7.01 hereof, the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Debt (or a trustee or agent on behalf of such holder), or a Representative of any of the foregoing, to establish that such notice has been given by a holder of Senior Debt (or a trustee or agent on behalf of any such holder). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to Article 10, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 10, and if such evidence is not furnished, the Trustee may defer any payment which it may be required to make for the benefit of such Person pursuant to the terms of this Indenture pending judicial determination as to the rights of such Person to receive such payment.

          In the event that the Trustee or any Holder receives any payment of any Obligations with respect to the Notes at a time when the Trustee or such Holder, as applicable, has received a Payment Blockage Notice or otherwise has actual knowledge that such payment is prohibited by Section 10.03 hereof, such payment shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Debt as their interests may appear or their Representative under the indenture or other agreement (if any) pursuant to which Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

          With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other Person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article 10, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

SECTION 10.06  NOTICE BY COMPANY.

          The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any Obligations with respect to the Notes to violate this Article 10, but failure to give such notice shall not affect the subordination of the Notes to the Senior Debt as provided in this Article 10.


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


SECTION 10.07  SUBROGATION.

          After all Senior Debt is paid in full and until the Notes are paid in full, Holders shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders have been applied to the payment of Senior Debt. A distribution made under this Article 10 to holders of Senior Debt that otherwise would have been made to Holders is not, as between the Company and Holders, a payment by the Company on the Notes.

SECTION 10.08  RELATIVE RIGHTS.

          This Article 10 defines the relative rights of Holders and holders of Senior Debt. Nothing in this Indenture shall:

          (1) impair, as between the Company and Holders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms;

          (2) affect the relative rights of Holders and creditors of the Company other than their rights in relation to holders of Senior Debt; or

          (3) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders.

          If the Company fails because of this Article 10 to pay principal of or interest on a Note on the due date, the failure is still a Default or Event of Default.

SECTION 10.09  SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY.

          No right of any holder of Senior Debt to enforce the subordination of the Indebtedness evidenced by the Note shall be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Holder to comply with this Indenture.

SECTION 10.10  DISTRIBUTION OR NOTICE TO REPRESENTATIVE.

          Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative(s).

          Upon any payment or distribution of assets of the Company referred to in this Article 10, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

SECTION 10.11  RIGHTS OF TRUSTEE AND PAYING AGENT.

          Notwithstanding the provisions of this Article 10 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee shall have received at its Corporate Trust Office at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Notes to violate this Article 10. Only the Company or a Representative may give the notice. Nothing in this Article 10 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.

          The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

SECTION 10.12  AUTHORIZATION TO EFFECT SUBORDINATION.

          Each Holder of a Note by the Holder's acceptance thereof authorizes and directs the Trustee on the Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this
Article 10, and appoints the Trustee to act as the Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section
6.09 hereof at least 30 days before the expiration of the time to file such claim, the Representatives are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

SECTION 10.13  AMENDMENTS.

          The provisions of this Article 10 shall not be amended or modified without the written consent of the requisite percentage of the holders of all Senior Debt in accordance with the terms of the documents governing such Senior Debt.


                                      ARTICLE 11
                                    MISCELLANEOUS

SECTION 11.01. TRUST INDENTURE ACT CONTROLS.

          If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

SECTION 11.02. NOTICES.

          Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next-day delivery, to the others' address:

          If to the Company:

               Coinstar, Inc.
               13231 SE 36th Street, Suite 200
               Bellevue, Washington 98006
               Telecopier No.:  (206) 644-9447
               Attention:  Chief Financial Officer

               with a copy to:

               Mark P. Tanoury
               Cooley Godward Castro Huddleson & Tatum
               3000 Sand Hill Road
               Building 3, Suite 230
               Menlo Park, California 94025
               Telecopier No.:  (415) 854-2691

               and a copy to:

               Barry E. Taylor
               Wilson, Sonsini, Goodrich & Rosati
               650 Page Mill Road
               Palo Alto, California 94304
               Telecopier No.:  (415) 493-6811


          If to the Trustee:

               The Bank of New York
               101 Barclay Street, Floor 21W
               New York, New York  10286
               Telecopier No.:  (212) 815-5915
               Attention:  Corporate Trust Trustee Administration


          The Company or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.

          All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

          Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next-day delivery, to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

          If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

          If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 11.03. COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES.

          Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 11.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

          Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

          (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

          (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 11.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

          (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

          (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 11.06. RULES BY TRUSTEE AND AGENTS.

          The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 11.07. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES, PARTNERS
               AND STOCKHOLDERS.

          No past, present or future director, officer, employee, incorporator, partner or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SECTION 11.08. GOVERNING LAW; CONSENT TO JURISDICTION.

          THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES. Each of the parties hereto hereby irrevocably and unconditionally: (i) submits itself and its property in any legal action or proceeding relating to this Indenture, the Notes and the Notes Registration Rights Agreement, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive jurisdiction of the courts of the State of New York and the courts of the United States of America for the Southern District of New York, and appellate courts thereof, and consents and agrees to such action or proceeding being brought in such courts; and (ii) waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in any inconvenient court and agrees not to plead or claim the same.

SECTION 11.09. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

          This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.10. SUCCESSORS.

          All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 11.11. SEVERABILITY.

          In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.


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


SECTION 11.12. COUNTERPART ORIGINALS.

          The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 11.13. TABLE OF CONTENTS, HEADINGS, ETC.

          The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.


                               [signature page follows]

                                   SIGNATURES



Dated as of October 1, 1996.

                                   COINSTAR, INC.
                                   a Delaware corporation

                                   By:  /s/ Jens H. Molbak
                                        ----------------------------------------
                                        Jens H. Molbak
                                        President


Dated as of October ___, 1996.

                                   THE BANK OF NEW YORK,
                                   as Trustee


                                   By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                   SIGNATURES


Dated as of October __,1996        COINSTAR, INC.
                                   a Delaware corporation

                                   By:
                                        ----------------------------------------
                                        Jens H. Molbak
                                        President


Dated as of October 1, 1996.

                                   THE BANK OF NEW YORK,
                                   as Trustee


                                   By:  /s/ Vivian Georges
                                        ----------------------------------------
                                        Name:   Vivian Georges
                                        Title:  Assistant Vice President

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                      EXHIBIT A
                                    (Face of Note)

                   13% Senior Subordinated Discount Notes due 2006

     FOR PURPOSES OF SECTION 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS NOTE IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT; FOR EACH $1,000 PRINCIPAL AMOUNT OF THIS NOTE, THE ISSUE PRICE IS $679.89. THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $320.11. THE ISSUE DATE IS OCTOBER 22, 1996 AND THE YIELD TO MATURITY IS 13.2139% PER ANNUM.

                                                             CUSIP:  19259P AA0
     No.                                                           $ 95,000,000
                                    COINSTAR, INC.

     promises to pay to CEDE & CO.
     or registered assigns,
     the principal sum of ninety-five million dollars on October 1, 2006.
     Interest Payment Dates:  April 1 and October 1
     Record Dates:  March 15 and September 15

                                    COINSTAR, INC.


                                    By:  ______________________________
                                         Name:     Jens H. Molbak
                                         Title:    President

Dated as of October ___, 1996
This is one of the
Notes referred to in the
within-mentioned Indenture:

THE BANK OF NEW YORK,
as Trustee

By:  ___________________________
     Authorized Signatory

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    (Back of Note)

                   13% Senior Subordinated Discount Notes due 2006


     Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New
York) ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

          THE NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE NOTE EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE NOTE EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION PROVIDED BY RULE 144A UNDER THE SECURITIES ACT. THE HOLDER OF THE NOTE EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH NOTE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) (a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN OF RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR
     (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE NOTE EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN
     (A) ABOVE.

     Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

     1. INTEREST. Coinstar, Inc., a Delaware corporation (the "COMPANY"), promises to pay interest on the principal amount of this Note at 13% per annum. Cash interest on this Note will neither accrue nor be payable prior to October 1, 1999. The Company shall pay interest on this Note commencing April 1, 2000 until maturity and shall pay the Liquidated Damages, if any, payable pursuant to
Section 5 of the Notes Registration Rights Agreement referred to below. The Company will pay interest and Liquidated Damages semi-annually in arrears on October 1 and April 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an "INTEREST PAYMENT DATE"). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has yet been paid, from October 1, 1999 (the "FULL ACCRETION DATE"). The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

     2. METHOD OF PAYMENT. The Company shall pay interest on the Notes (except defaulted interest) and Liquidated Damages to the Persons who are registered Holders of Notes at the close of business on the March 15 or September 15 next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal, premium, interest and Liquidated Damages at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Liquidated Damages may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and PROVIDED that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest, premium and Liquidated Damages, if any, on, all Global Notes and all other Notes the Holders of which shall have provided written wire transfer instructions to the Company or the Paying Agent at least 10 days prior to the applicable payment date. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; PROVIDED that Liquidated Damages may be paid through the issuance of additional Notes having an Accreted Value at the time of issuance equal to the amount of Liquidated Damages so paid.

     3. PAYING AGENT AND REGISTRAR. Initially, The Bank of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

     4. INDENTURE. The Company issued the Notes under an Indenture dated as of October 1, 1996 (the "INDENTURE") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes are obligations of the Company limited to $95 million in aggregate principal amount.

     5.  OPTIONAL REDEMPTION.

     (a) Except as set forth in subparagraph (b) of this Paragraph 5, the Company shall not have the option to redeem the Notes prior to October 15, 2001. On and after October 15, 2001, the Company shall have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days' written notice, at the redemption prices (expressed as percentages of the principal amount) set forth below, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period commencing October 1 of each of the years indicated below:

              YEAR                                          PERCENTAGE
              ----                                          ----------

              2001. . . . . . . . . . . . . . . . . . . . .  108.000%
              2002  . . . . . . . . . . . . . . . . . . . .  105.333%
              2003  . . . . . . . . . . . . . . . . . . . .  102.667%
              2004 and thereafter . . . . . . . . . . . . .  100.000%


     (b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, in the event that the Company consummates a Public Equity Offering after which there is a Public Market, the Company may redeem at its option from the proceeds thereof at any time prior to October 1, 1999, up to 100% of the aggregate principal amount of Notes originally issued at 118.000% of the Accreted Value thereof as of the date of redemption, plus accrued and unpaid Liquidated Damages, if any, to the date of redemption; PROVIDED, HOWEVER, that such redemption occurs within 60 days of the date of the closing of such Public Equity Offering.

     6.  MANDATORY REDEMPTION.

     The Company shall not be required to make mandatory redemption payments or sinking fund payments with respect to the Notes.

     7.  REPURCHASE AT OPTION OF HOLDER.

     (a) If there is a Change of Control, the Company shall be required to make an offer (a "CHANGE OF CONTROL OFFER") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 101% of the Accreted Value thereof (if prior to the Full Accretion Date) plus accrued and unpaid Liquidated Damages thereon, if any, or (if on or after the Full Accretion Date) 101% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the Change of Control Payment Date (as hereinafter defined) (the "CHANGE OF CONTROL PURCHASE PRICE"). Within 30 days of the occurrence of a Change of Control, the Company shall notify the Trustee in writing of such proposed occurrence and shall make a Change of Control Offer. Within 50 days following the occurrence of a Change of Control, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

     (b) If the Company or a Restricted Subsidiary consummates any Asset Sales, within five days of each Asset Sale Trigger Date, the Company shall commence an offer to all Holders of Notes (an "ASSET SALE OFFER") pursuant to Section 3.09 of the Indenture to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to (if prior to the Full Accretion Date) 100% of the Accreted Value thereof on the date of repurchase, plus accrued and unpaid Liquidated Damages thereon, if any, to the Asset Sale Offer Purchase Date, or (if on or after the Full Accretion Date) 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the Asset Sale Offer Purchase Date, in each case in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company (or such Subsidiary) may use the remaining Excess Proceeds for any purpose not otherwise prohibited by the Indenture. Holders of Notes that are the subject of an offer to purchase shall receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

     8. NOTICE OF REDEMPTION. Notice of redemption shall be mailed at least 30 days but not more than 60 days before a redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest shall cease to accrue on Notes or portions thereof called for redemption.

     9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000.
The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

     10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

     11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA.

     12.  DEFAULTS AND REMEDIES.  Events of Default include:
(i) default for 30 days in the payment when due of interest or Liquidated Damages on any Note; (ii) default in payment when due of principal or Accreted Value of or premium, if any, on the Notes when the same becomes due and payable, at maturity, upon redemption (including in connection with an offer to purchase) or otherwise, (iii) failure by the Company for 45 days after notice to the Company by the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding to comply with any other covenant or agreement in the Indenture or the Notes; (iv) default under certain other agreements relating to Indebtedness of the Company or any Material Restricted Subsidiary, which default results in the acceleration of such Indebtedness prior to its express maturity; (v) certain final judgments for the payment of money that remain undischarged for a period of 60 days;
(vi) certain events of bankruptcy or insolvency with respect to the Company or any of its Material Restricted Subsidiaries; and (vii) certain foreclosure proceedings with respect to the assets of the Company or any Material
Restricted Subsidiary. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in Accreted Value (if prior to the Full Accretion Date) or principal amount (if on or after the Full Accretion Date) of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries, all outstanding Notes will become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate Accreted Value (if prior to the Full Accretion Date) or aggregate principal amount (if on or after the Full Accretion Date) of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate Accreted Value (if prior to the Full Accretion Date) or aggregate principal amount (if on or after the Full Accretion Date) of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of the principal of, premium or Liquidated Damages, if any, or interest on the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

     13. TRUSTEE DEALINGS WITH THE COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

     14. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

     15. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee.

     16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     17. ADDITIONAL RIGHTS OF HOLDERS OF TRANSFER RESTRICTED SECURITIES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Transferred Restricted Securities (as defined in the Notes Registration Rights Agreement) shall have all the rights set forth in the Notes Registration Rights Agreement, dated as of October 22, 1996, by and among the Company and the parties named on the signature pages thereof (the "NOTES REGISTRATION RIGHTS AGREEMENT").

     18. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Notes Registration Rights Agreement. Requests may be made to:

               Coinstar, Inc.
               13231 SE 36th Street, Suite 2000
               Bellevue, Washington 98006
               Telecopier:    (206) 644-9447
               Attention:     Chief Financial Officer

                                   ASSIGNMENT FORM


     To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

________________________________________________________________________________
                    (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
                (Print or type assignee's name, address and zip code)

and irrevocably appoint_________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

________________________________________________________________________________

Date: _________________

                                          Your Signature:______________________
                    (Sign exactly as your name appears on the face of this Note)

Signature Guarantee.

                          OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have this Note purchased by the Company pursuant to
Section 4.10 or 4.13 of the Indenture, check the box below:

/ /  Section 4.10        / /  Section 4.13

     If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.13 of the Indenture, state the amount you elect to have purchased: $___________


Date:_________________________          Your Signature:_________________________
                                 (Sign exactly as your name appears on the Note)

                                        Tax Identification No.:_________________


Signature Guarantee.

                     SCHEDULE OF EXCHANGES OF DEFINITIVE NOTE(1).

     The following exchanges of a part of this Global Note for Definitive Notes have been made:


Date of Exchange    Amount of decrease in   Amount of increase in   Principal Amount of this       Signature of
----------------    Principal Amount of      Principal Amount of          Global Note          authorized signatory
                     this Global Note         this Global Note      following such decrease     of Trustee or Note
                   ---------------------    ---------------------        (or increase)               Custodian
                                                                    ------------------------   --------------------















--------------------
(1)  This should be included only if the Note is issued in global form.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                      EXHIBIT B

                      CERTIFICATE TO BE DELIVERED UPON EXCHANGE
                         OR REGISTRATION OF TRANSFER OF NOTES

Re:  13% Senior Subordinated Discount Notes due 2006 of the Company.

          This Certificate relates to $_____ principal amount of Notes held in * ________ book-entry or *_______ definitive form by ________________ (the
"TRANSFEROR").

The Transferor*:

/ / has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depository a Note or Notes in definitive, registered form of authorized denominations in an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above); or

/ / has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

          In connection with such request and in respect of each such Note, the Transferor does hereby certify that Transferor is familiar with the Indenture relating to the above captioned Notes and as provided in Section 2.06 of such Indenture, the transfer of this Note does not require registration under the Securities Act (as defined below) because:*

/ / Such Note is being acquired for the Transferor's own account, without transfer (in satisfaction of Section 2.06(a)(ii)(A) or Section 2.06(d)(i)(A) of the Indenture).

/ / Such Note is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended (the "SECURITIES ACT")) in reliance on Rule 144A (in satisfaction of
          Section 2.06(a)(ii)(B), Section 2.06(b)(i) or Section 2.06(d)(i)(B) of the Indenture) or pursuant to an exemption from registration in accordance with Rule 904 under the Securities Act (in satisfaction of Section 2.06(a)(ii)(B) or Section 2.06(d)(i)(B) of the Indenture.)


--------------------
*Check applicable box.

/ / Such Note is being transferred in accordance with Rule 144 under the Securities Act, or pursuant to an effective registration statement under the Securities Act (in satisfaction of Section 2.06(a)(ii)(B) or Section 2.06(d)(i)(B) of the Indenture).

/ / Such Note is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Securities Act, other than Rule 144A, 144 or Rule 904 under the Securities Act. An Opinion of Counsel to the effect that such transfer does not require registration under the Securities Act accompanies this Certificate (in satisfaction of Section 2.06(a)(ii)(C) or Section 2.06(d)(i)(C) of the Indenture).


                                   _____________________________________________
                                   [INSERT NAME OF TRANSFEROR]


                                   By:__________________________________________



Date:___________________________






--------------------
*Check applicable box.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                      EXHIBIT C

     The Subsidiary shall not, and shall not cause or permit any of its subsidiaries to, directly or indirectly: (i) declare or pay any dividend or pay any dividend or make any other payment or distribution(s) on shares of the Subsidiary's Capital Stock to holders of such Capital Stock (other than dividends or distributions payable solely in shares of Capital Stock (other than Disqualified Capital Stock)); (ii) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Subsidiary; or (iii) make any principal payment on, or purchase, defease, redeem, or otherwise acquire or retire for value any Indebtedness of the Subsidiary that is subordinate in right of payment to the [Obligations under the Indebtedness documents] (each of the foregoing prohibited actions set forth in clauses (i), (ii) and (iii) being referred to as a "RESTRICTED PAYMENT"), if at any time of such proposed Restricted Payment or immediately after giving affect thereto, (a) a Default or an Event of Default has occurred and is continuing or would result therefrom, or (b) the Subsidiary is not, or would not be, able to incur at least $1.00 of additional Indebtedness under [refer to section that restricts Indebtedness in documentation evidencing Indebtedness in question], or (c) the aggregate amount of Restricted Payments made subsequent to the date hereof exceeds or would exceed the sum of (1) difference between (A) the cumulative Consolidated EBITDA of the Subsidiary as of the date of such Restricted Payment since the date hereof, minus (B) the product 2.25 times cumulative Consolidated Interest Expense of the Subsidiary as of the date of such Restricted Payment since the date hereof, PLUS (2) 100% of the aggregate net proceeds received by the Subsidiary from sales of Capital Stock of the Subsidiary since the date hereof (other than net proceeds from sales of Disqualified Capital Stock), or (d) the aggregate amount of Restricted Payments proposed to be made at such time exceeds the amount that is due and payable (assuming no acceleration) in respect of those certain 13% Senior Subordinated Discount Notes due 2006 issued by Coinstar, Inc. under the Indenture dated October 1, 1996, during the calendar quarter in which such determination is made. Notwithstanding the foregoing, the provisions set forth above shall not prohibit the payment of any dividend within 60 days of the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Agreement.

                                         C-1